                                                                       EXHIBIT 2

                           ASSET PURCHASE AGREEMENT


                                 BY AND AMONG


                           CRAWLEY ACQUISITION, INC.

                                     BUYER


                                      and


                           CARTER AND CRAWLEY, INC.

                                    SELLER


                                      and


                               RALPH S. CRAWLEY










                               November __, 2001

                                TABLE OF CONTENTS

1.       Purchase and Sale.............................................................................     1
         1.1      Purchased Assets.....................................................................     1
         1.2      Assumption of Specified Liabilities..................................................     4
         1.3      Non-Assumption of Certain Liabilities................................................     5
         1.4      No Expansion of Third-Party Rights...................................................     7

2.       Closing Consideration; Adjustment; Allocation of Consideration................................     8
         2.1      Closing Consideration................................................................     8
         2.2      Adjustment...........................................................................     9
         2.3      The Closing..........................................................................    11

3.       Representations and Warranties of Seller and Crawley..........................................    11
         3.1      Existence; Good Standing; Corporate Authority; Compliance With Law...................    11
         3.2      Authorization, Validity and Effect of Agreements.....................................    11
         3.3      Ownership of Capital Stock of Seller.................................................    12
         3.4      Financial Statements.................................................................    12
         3.5      Absence of Certain Changes or Events.................................................    13
         3.6      Taxes................................................................................    13
         3.7      Personal Property....................................................................    13
         3.8      Accounts Receivable..................................................................    13
         3.9      Inventory............................................................................    14
         3.10     Business Property Rights.............................................................    14
         3.11     Real Property........................................................................    15
         3.12     Title to Property; Encumbrances; Sufficiency of Purchased Assets.....................    15
         3.13     Licenses and Permits.................................................................    16
         3.14     Compliance with Law..................................................................    16
         3.15     Litigation...........................................................................    16
         3.16     Contracts............................................................................    17
         3.17     Labor Matters........................................................................    17
         3.18     Employee Plans.......................................................................    18
         3.19     Insurance............................................................................    18
         3.20     Environmental Matters................................................................    18
         3.21     Customers and Suppliers..............................................................    19
         3.22     No Brokers...........................................................................    19
         3.23     No Other Agreements to Sell the Purchased Assets.....................................    19
         3.24     Accuracy of Information..............................................................    20

4.       Representations and Warranties of Buyer.......................................................    20
         4.1      Existence; Good Standing; Corporate Authority; Compliance With Law...................    20
         4.2      Authorization, Validity and Effect of Agreements.....................................    20

5.       Survival of Provisions/Indemnification........................................................    21
         5.1      Survival of Provisions...............................................................    21
         5.2      Indemnification by Seller and Crawley................................................    21

         5.3      Indemnification by Buyer............................................................     22
         5.4      Limitations on Indemnification......................................................     22
         5.5      Conditions of Indemnification.......................................................     24
         5.6      Tax Treatment.......................................................................     25

6.       Other Covenants and Agreements...............................................................     25
         6.1      Restrictive Covenants...............................................................     25
                  6.1.1    Customer Restriction.......................................................     25
                  6.1.2    Non-Raid...................................................................     25
                  6.1.3    Non-Competition............................................................     26
                  6.1.4    Reformation................................................................     26
                  6.1.5    Injunctive Relief..........................................................     27
         6.2      Conduct of the Business.............................................................     27
                  6.2.1  Affirmative Covenants........................................................     27
                  6.2.2  Negative Covenants...........................................................     27
         6.3      Consents and Approvals..............................................................     28
         6.4      Access to Properties and Records....................................................     28
         6.5      Acquisition Proposals...............................................................     29
         6.6      Public Announcements................................................................     29
         6.7      Notification of Certain Matters.....................................................     29
         6.8      Execution of Additional Documents...................................................     30
         6.9      Costs and Expenses..................................................................     30
         6.10     Transfer Taxes......................................................................     30
         6.11     Cooperation on Tax Matters; Business Records........................................     30
         6.12     Allocation of Total Purchase Price..................................................     31
         6.13     Proration of Property Taxes.........................................................     31
         6.14     Offer of Employment.................................................................     31
         6.15     Guaranty of Receivables.............................................................     32
         6.16     Use of Name.........................................................................     33

7.       Conditions of Closing........................................................................     33
         7.1      Buyer's Conditions of Closing.......................................................     33
         7.2      Seller's Conditions of Closing......................................................     35

8.       Termination and Abandonment..................................................................     36
         8.1      Reasons for Termination.............................................................     36
         8.2      Procedure Upon and Effect of Termination............................................     36

9.       Miscellaneous................................................................................     37
         9.1      Notices.............................................................................     37
         9.2      Binding Effect; Benefits............................................................     38
         9.3      Entire Agreement....................................................................     38
         9.4      Governing Law.......................................................................     39
         9.5      Counterparts........................................................................     39
         9.6      Headings............................................................................     39
         9.7      Waivers.............................................................................     39
         9.8      Merger of Documents.................................................................     40
         9.9      Incorporation of Exhibits and Schedules.............................................     40

         9.10     Severability........................................................................     40
         9.11     Assignability.......................................................................     40
         9.12     Drafting............................................................................     40
         9.13     References..........................................................................     40
         9.14     Calendar Days, Weeks and Months.....................................................     41
         9.15     Gender; Plural and Singular.........................................................     41
         9.16     Cumulative Rights...................................................................     41
         9.17     No Implied Covenants................................................................     41
         9.18     Attorneys' Fees.....................................................................     41
         9.19     Indirect Action.....................................................................     41

                           ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of November __,
                                         ---------
2001, by and among CRAWLEY ACQUISITION,  INC., a Delaware corporation ("Buyer"),
                                                                        -----
CARTER AND CRAWLEY, INC., a South Carolina corporation ("Seller"),  and RALPH S.
                                                         ------
CRAWLEY, an individual ("Crawley").
                         -------

     WHEREAS, Crawley is the sole record and beneficial owner of all of the issued and outstanding capital stock of Seller; and

     WHEREAS, Seller desires to sell to Buyer, and Buyer desires to acquire from Seller, all of the Purchased Assets (as such term is hereinafter defined) in accordance with the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.  Purchase and Sale.
             -----------------

             1.1  Purchased Assets.
                  ----------------

                  1.1.1 On the terms and subject to the conditions contained in this Agreement, on the Closing Date (as such term is hereinafter defined), Seller shall sell, assign, grant, convey, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of the assets and properties of Seller of every kind, nature and description (wherever located), as the same shall exist as of the Closing Date, except the Excluded Assets (as such term is hereinafter defined). The assets and properties to be sold, granted, conveyed, transferred, assigned and delivered by Seller to Buyer hereunder are hereinafter referred to collectively as the "Purchased Assets." Without limiting the generality of the
              ----------------
             foregoing, the Purchased Assets shall include, without limitation, the following assets and properties of Seller (except any of the following which are Excluded Assets):

                         (i) all accounts, notes, vendor rebate, agency commission, credit card and other receivables (including, without limitation, amounts due from Seller's customers whether recorded as accounts, notes, vendor rebate, agency commission, credit card or other receivables or reductions in accounts payable) and related deposits, security or collateral therefor (including, without limitation, recoverable customer deposits of Seller);

                         (ii) all machinery, inventories, inventories of parts, computers, furniture, furnishings, fixtures, office supplies and equipment, automobiles, trucks, vehicles, returnable containers, tools and parts, raw materials and work in process;

                         (iii) all drawings, blueprints, specifications, designs and data of Seller;

                         (iv) all of Seller's right, title and interest in and to the name "Carter and Crawley" and all derivations and variations thereof;

                         (v) all technology, know-how, designs, devices, processes, methods, inventions, drawings, schematics, specifications, standards, trade secrets and other proprietary information, and all patents and applications therefor and all trademarks and trade names, trademark and trade name registrations, service marks and service mark registrations, copyrights and copyright registrations, the applications therefor and the licenses thereto, together with the goodwill and the business appurtenant thereto;

                         (vi) all catalogues, brochures, sales literature, promotional material, samples and other selling material of Seller;

                         (vii) all books and records and all files, documents, papers, agreements, books of account and other records pertaining to the Purchased Assets or to Seller's business, including, without limitation, financial statements and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, Contracts and other agreements, licenses, computer files and programs, retrieval programs, operating data and plans used or held for use in the conduct of the Seller's business or otherwise relating to Seller's business, other than the corporate charter, minute books, stock transfer books, stock certificates, corporate seal and other organizational documents of Seller, and tax returns, Tax records, litigation files and any records related solely to Excluded Assets or Excluded Liabilities;

                         (viii) all right, title and interest of Seller under all contracts, agreements, licenses, leases, sales orders, permits, purchase orders and other commitments (whether oral or written) by which any of the Purchased Assets are bound or affected, or to which Seller is a party or by which it is bound (the "Contracts"), and that Buyer has requested be
                                ---------
                    assigned to it pursuant to Section 1.2 hereof;

                         (ix) all lists of past, present and prospective customers of Seller's business;

                         (x) all goodwill relating to the Purchased Assets or Seller's business as a going concern;

                         (xi) all governmental establishment and product licenses and permits, approvals, license and permit applications and license and permit amendment applications;

                         (xii) all claims against third parties, whether or not asserted and whether now existing or hereafter arising, related to Seller's business or the Purchased Assets (including, without limitation, all claims based on any indemnities or warranties in favor of Seller relating to Seller's business or any of the Purchased Assets); and

                         (xiii) all other assets and rights of every kind and nature, tangible or intangible, of Seller.

                    Without limiting the generality of the foregoing, the
               Purchased Assets shall, except as set forth in Section 1.1.2 hereof, include all assets which are held in connection with, or used or held for use in the business or operations of, the Seller set forth in a detailed list of plant and equipment as of Balance Sheet Date (as such term is hereinafter defined) prepared from the accounting records of Seller and attached hereto as Schedule
                                                                       --------
               1.1.1, and all such assets of Seller as may have been acquired by
               -----
               Seller which would be included on a list prepared in like manner from such accounting records as of the Closing Date, except any such assets which may have been disposed of since the Balance Sheet Date in the ordinary course of business on a basis consistent with past practice.

                    1.1.2 Anything herein contained to the contrary
               notwithstanding, the real property owned by Oaks Realty ("Oaks")
                                                                         ----
               to be leased to Buyer pursuant to the Real Property Agreement (as such term is hereinafter defined) and the assets and properties of Seller described in Schedule 1.1.2 hereof, in existence on the
                                      --------------
               Closing Date (collectively the "Excluded Assets"), are
                                               ---------------
               specifically excluded from the Purchased Assets and shall be retained by Seller.

                    1.1.3 Subject to Section 1.1.4 hereof, at the Closing,
               Seller shall execute and deliver to Buyer (i) a Bill of Sale, Assignment and Assumption Agreement, in the form attached hereto as Exhibit A (the "Bill of Sale, Assignment and Assumption
                  ---------       ---------------------------------------
               Agreement"), under the terms of which Seller shall sell, grant,
               ---------
               convey, assign, transfer and deliver the Purchased Assets to Buyer, and (ii) such other bills of sale, deeds, instruments of assignment and other appropriate documents as may be requested by Buyer in order to carry out the intentions and purposes hereof.

                    1.1.4 Notwithstanding the foregoing, this Agreement shall
               not constitute an agreement to assign or transfer any Contract if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or affect adversely the rights of Buyer or Seller thereunder; and any transfer or assignment to Buyer by Seller of any interest under any such Contract that requires the consent or approval of a third party shall be made subject to such consent or approval being obtained. In the event any such consent or approval is not obtained on or prior to the Closing Date and Buyer waives as of the Closing Date the condition that such consent or approval be obtained, each of Seller and Crawley shall continue to use all reasonable efforts to obtain any such consent or approval after the Closing Date until such time as such consent or approval has been obtained, and each of Seller and Crawley will cooperate with Buyer in any lawful and economically feasible arrangement to provide that Buyer shall receive the interest of Seller in all benefits under any such Contract, including without limitation performance by Seller as agent if economically feasible; provided, however, that Buyer shall undertake to pay or satisfy
               --------  -------
               the corresponding liabilities for the enjoyment of such benefit to the extent Buyer would have been responsible therefor hereunder if such consent or approval had been obtained as of the Closing Date. Seller and Crawley shall, jointly and severally, pay and discharge, and shall indemnify and hold Buyer harmless from and against, reasonable out-of-pocket costs incurred by Buyer in seeking to obtain or obtaining any such contractual consent or approval whether before or after the Closing Date. Nothing in this Section 1.1.4 shall be deemed a waiver by Buyer of its right to have received on or before the Closing Date an effective assignment of all of the Contracts it has requested be assigned to it nor shall this Section 1.1.4 be deemed to constitute an agreement to exclude any Contracts from the terms of this Agreement.

               1.2  Assumption of Specified Liabilities. Upon the terms and
                    -----------------------------------
         subject to the conditions set forth herein, subject however to Section
         1.1.4 and 1.3 hereof, and as additional consideration for Buyer's purchase of the Purchased Assets, Buyer shall, on the Closing Date, assume, and covenant and agree to pay, perform and discharge when due, only the following liabilities and obligations of Seller (the "Assumed Liabilities"):

                    (i) any and all liabilities, obligations and commitments relating exclusively to the Seller's business or the Purchased Assets that are reflected on the Interim Financial Statements (as such term is hereinafter defined);

                    (ii) those liabilities or obligations of Seller (x) which are listed on Schedule 1.2A hereof, or (y) which are current
                             -------------
               liabilities or obligations of Seller incurred in the ordinary course of business and consistent with past practice after the date hereof and prior to the Closing in each case less any such liabilities or obligations which are paid, performed or discharged by Seller between the date hereof and the Closing Date; and

                    (iii) those liabilities or obligations of Seller accruing after the Closing Date under the terms of a Contract (x) which is listed on Schedule 1.2B hereof, or (y) which was entered into by
                         -------------
               Seller after the date hereof and prior to the Closing in the ordinary course of business and consistent with past practice and which Buyer, in the exercise of its sole discretion, desires to assume and agree to pay, perform and discharge, in each case less any such liabilities or obligations which are paid, performed or discharged by Seller between the date hereof and the Closing Date (other than any of the foregoing which shall not be assigned as contemplated by Section 1.1.4 hereof).

                  Subject to Sections 1.1.4 and 1.3 hereof, at the Closing, Buyer shall execute and deliver to Seller the Bill of Sale, Assignment and Assumption Agreement assuming the Assumed Liabilities.

                  1.3  Non-Assumption of Certain Liabilities. Notwithstanding
                       -------------------------------------
         any other provision of this Agreement, Buyer shall not assume, and shall not be deemed to have assumed or be in any way liable for or subject to or have any obligation for or with respect to, any liabilities or obligations of Seller of any kind, nature or description whatsoever, except as expressly provided in Section 1.2 hereof (the "Excluded Liabilities"). Except items for which a reserve is set forth
          --------------------
         in the Audited Financial Statements (but only to the extent of such reserve), anything in Section 1.2 hereof or elsewhere herein to the contrary notwithstanding and without limiting the generality of the foregoing, Buyer shall not assume, and shall not be deemed to have assumed or be in any way liable for or subject to or have any obligation for or with respect to, any of the following Excluded
         Liabilities:

                       (i) any and all claims, liabilities or obligations that arise, result from, or relate in any way to any or all employment practices, decisions, actions, or proceedings undertaken by Seller prior to or on the Closing Date in connection with persons employed or seeking to be employed and any and all claims, liabilities or obligations that arise out of, result from, or relate to (a) Employment and Labor Agreements, Employee Policies and Procedures or Plans (as such terms are hereinafter defined), (b) any National Labor Relations Board ("NLRB") proceedings based upon events
                                    ----
                  occurring, conditions existing or claims arising on or prior to the Closing Date, (c) any other matters arising out of the employment of people on or prior to the Closing Date, such as workers' compensation, wage and hour, safety and health, employment discrimination, unfunded pension liability for vested and non-vested employees, and the like, and (d) any liability, including without limitation federal and state income tax liability, by reason of Seller's failure, through any act or omission prior to or on the Closing Date, to comply with the requirements of COBRA (as such term is hereinafter defined) with respect to any "qualified beneficiary" (as defined in COBRA); or

                       (ii) any and all liabilities or obligations of Seller in respect of (x) any Taxes (as such term is hereinafter defined) attributable to periods or events prior to or ending or occurring on the Closing Date or (y) any Taxes, legal, accounting, brokerage, finder's fees, or other expenses of whatsoever kind or nature incurred by Seller or any partner, affiliate, director, employee or officer of Seller as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby; or

                       (iii) any and all liabilities or obligations of Seller arising out of any litigation, action, suit or proceeding based upon an event occurring, a condition existing or a claim arising (x) on or prior to the Closing Date (including, without limitation, the litigation, actions, suits, proceedings and claims listed on Schedule 3.15 hereof), or (y)
                                                   -------------
                  after the Closing Date in the case of claims, litigation, actions, suits or proceedings in respect of products sold or services provided by Seller on or prior to the Closing Date and attributable to acts performed or omitted by Seller on or prior to the Closing Date; or

                       (iv) all warranties, liabilities or obligations to customers with respect to the repair or replacement of any products which have been manufactured, sold or otherwise provided by Seller on or prior to the Closing Date and which have been shipped by Seller on or prior to the Closing Date; or

                       (v) all warranties, liabilities or obligations to customers with respect to the repair or replacement of any products which have been manufactured, sold or otherwise provided by Seller on or prior to the Closing Date and which are shipped by Seller on or prior to the Closing Date;

                       (vi) any and all liabilities or obligations of Seller under any of the Contracts assigned to Buyer hereunder based upon an event occurring, a condition existing or a claim arising (x) on or prior to the Closing Date, or (ii) after the Closing Date in the case of liabilities or obligations thereunder attributable to acts performed or omitted by Seller on or prior to the Closing Date; or

                       (vii) any and all liabilities or obligations of Seller arising out of or related to this Agreement; or

                       (viii) any and all liabilities or obligations arising out of or related to matters disclosed on Schedule 3.20 and
                                                            -------------
                  any Release (as such term is hereinafter defined) or threat of Release into the environment of a Hazardous Material (as such term is hereinafter defined) attributable to any condition or circumstance, know or unknown, existing or occurring at or on any real property or premises owned, leased or occupied by Seller on or prior to the Closing Date (hereafter an "Environmental Condition"), including without limitation (x)
                   -----------------------
                  any suits, causes of action, proceedings, judgments, administrative and judicial orders arising out of any matter relating to such Environmental Condition, (y) any liability arising in tort (strict or otherwise) resulting from any such Environmental Condition, and (z) any required or voluntary cleanup or full or partial remediation of such Environmental Condition in accordance with the provisions or requirements of any Environmental Law (as such term is hereinafter defined); or

                       (ix) any and all liabilities or obligations related to Seller's Qualified Profit Sharing Plan.

                  As used herein, the term "CERCLA" means the Comprehensive
                                            ------
          Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.9601 et seq., as amended.

                  As used herein, the term "COBRA" means the provisions of the
                                            -----
          Code, ERISA and the Public Health Service Act enacted by Sections 10001 through 10003 of the Consolidated Omnibus Budget Reconciliation Act of 1985 (P.L. 99-272), including any subsequent amendments to such provisions.

                  As used herein, the term "Code" means the Internal Revenue
                                            ----
         Code of 1986, as amended.

                  As used herein, the term "ERISA" means the Employee Retirement
                                            -----
         Income Security Act of 1974, as amended.

                  As used herein, the term "Environmental Laws" shall mean all
                                            ------------------
         applicable laws and regulations (federal, state, and local) relating to pollution or to the protection of public safety, public health, public welfare, industrial hygiene, or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including without limitation (i) those laws and regulations relating to the Release or threatened Release of Hazardous Materials and to the manufacture, generation, management, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, (ii) duties or requirements arising out of common law, and (iii) judicial and administrative interpretations thereof.

                  As used herein, the term "Hazardous Material" shall mean (i)
                                            ------------------
         any chemicals, materials, wastes or substances that are defined, regulated, determined or identified as toxic or hazardous in any Environmental Law (including, without limitation, substances defined as "hazardous substances," "hazardous materials," or "hazardous waste," "pollutant or contaminant," "petroleum" or "natural gas liquids" in CERCLA, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, or comparable state and local statutes or in the regulations adopted and publications promulgated pursuant to said statutes), and (ii) any asbestos, polychlorinated biphenyls, urea formaldehyde, lead based paint, petroleum, petroleum products, oil, solid waste, pollutants, and other contaminants (whether or not regulated under any Environmental Law).

                  As used herein, the term "Release" shall mean emitting,
                                            -------
         depositing, leaking, spilling, pumping, pouring, emptying, discharging, injecting, escaping, leaching, dumping or disposing.

                  As used herein, the terms "Tax" or "Taxes" means all federal,
                                             ---      -----
         foreign, state, county, local or other net or gross income, gross receipts, sales, use, transfer, transfer gains, ad valorem, value-added, franchise, production, severance, windfall profit, withholding, payroll, employment, excise or similar taxes, assessments, duties, fees, levies or other governmental charges (together with any interest thereon, any penalties, additions to tax or additional amounts with respect thereto and any interest in respect of such penalties, additions or additional amounts).

                  1.4  No Expansion of Third-Party Rights. The assumption by
                       ----------------------------------
         Buyer of any liabilities of Seller hereunder shall in no way expand the rights or remedies of any third party against Buyer as compared to the rights and remedies that such third party would have had against Seller had Buyer not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by Buyer of such liabilities shall not create any third-party beneficiary rights.

         2.  Closing Consideration; Adjustment; Allocation of Consideration.
             --------------------------------------------------------------

             2.1  Closing Consideration. The total consideration for the
                  ---------------------
         Purchased Assets shall consist of the following payments:

                  2.1.1 At the Closing, Buyer shall pay to Seller an amount equal to $13,255,000.00, as adjusted pursuant to this Section 2.1.1 (the "Initial Payment"). The Initial Payment shall be made by wire
                   ---------------
             transfer to an account or accounts designated by Seller by written notice to Buyer given at least two (2) business days prior to the Closing Date. At least seven (7) business days prior to the Closing Date, Seller shall also deliver to Buyer a schedule (the "Net Book
                                                                       --------
             Value Statement"), prepared by Seller in good faith, of the Net
             ---------------
             Book Value (as such term is hereinafter defined) as of the close of business at September 30, 2001. If the Net Book Value as of the close of business on September 30, 2001 as set forth in the Net Book Value Statement exceeds $7,154,710.00, the Closing Payment shall be increased by the amount by which the Net Book Value as set forth in the Net Book Value Statement exceeds $7,154,710.00. If the Net Book Value as of the close of business on September 30, 2001 as
             --------------
             set forth in the Net Book Value Statement is less than $7,154,710.00, the Closing Payment shall be decreased by the amount by which the Net Book Value as set forth in the Net Book Value Statement is less than $7,154,710.00. As used herein, "Net Book Value" shall mean (i) the total assets of Seller as set forth in a balance sheet of Seller prepared in accordance with generally accepted accounting principles (including but not limited to cash, cash equivalents, accounts receivable, inventory, prepaid expenses, investments in affiliates, property and equipment (net of depreciation) and other tangible assets) minus (ii) booked goodwill
                                                      -----
             and other booked intangible assets minus (iii) the total
                                                -----
             liabilities of Seller as set forth in a balance sheet of Seller prepared in accordance with generally accepted accounting principles (including but not limited to accounts payable, other accrued liabilities, and accrued taxes (other than federal and state income taxes)) minus (iv) booked but Excluded Assets plus (v)
                                  -----                                 ----
             booked but Excluded Liabilities plus (vi) 34% of accrued vacation
                                             ----
             pay.

                  2.1.2 (a) At the Closing, Buyer also shall deposit $1,495,000.00 (such amount, the "Deposit") with Chase Manhattan
                                              -------
             Bank, as escrow agent (the "Escrow Agent"), which amount shall be held and disposed of pursuant to the terms of this Agreement and an Escrow Agreement in substantially the form attached hereto as
             ----------------
             Exhibit B (the "Escrow Agreement"). The Escrow Agreement shall be
             ---------       ----------------
             executed and delivered by Buyer, Seller and the Escrow Agent at the Closing. Provided no dispute then exists as to any claim by Buyer of all or a portion of the Escrow Fund and after giving effect to any additional payments in satisfaction of Seller's representations, warranties, covenants and obligations under this Agreement (i) one-half of the total amount held by the Escrow Agent pursuant to the Escrow Agreement as of May 1, 2002 will be released to Seller on May 1, 2002, (ii) one-half of the total amount held by the Escrow Agent as of November 1, 2002 will be released to Seller on November 1, 2002 and (iii) the remaining Escrow Fund will be released to Seller on May 1, 2003 and the Escrow

             Agreement shall thereupon terminate. To the extent a dispute does exist as to a claim or claims on any of the dates set forth in clauses (i), (ii) or (iii) of the preceding sentence an amount equal to the amount of such claim or claims will be withheld from the amount that otherwise would be released to Seller and will continue to be held in accordance with the provisions of this Agreement and the Escrow Agreement until such claim or claims have been fully resolved. Seller's obligations under this Agreement shall not be affected by any termination of the Escrow Agreement.
             As used herein, the term "Escrow Fund" shall mean the Deposit
                                       -----------
             delivered as provided above, together with all interest and other income earned thereon. Notwithstanding anything to the contrary contained in the Escrow Agreement, the fees, costs and expenses of the Escrow Agent under the Escrow Agreement shall be borne by Buyer.

                  (b) For United States federal income tax purposes (and any relevant state or local income, franchise or sales and use taxes purposes), Seller and Buyer shall (x) treat all amounts deposited into the Escrow Fund as the property of Seller on the date such amounts are deposited into the Escrow Fund (i.e., as paid to Seller by Buyer on the date such amounts are deposited into the Escrow
             Fund) and (y) Seller shall report and pay any Taxes due and payable on any income earned on or with respect to the funds deposited in the Escrow Fund.

                  2.1.3 As consideration for the covenants contained in Section
             6.1.3, Buyer shall pay to Seller and Crawley (or, in the event of Crawley's death, his estate) an aggregate amount equal to $200,000.00 (the "Noncompetition Consideration"). The
                               ----------------------------
             Noncompetition Consideration shall be (i) payable to Seller and Crawley in five equal annual installments of $40,000.00, commencing on the first anniversary of the Closing Date and ending on the fifth anniversary of the Closing Date and (ii) allocated between Seller and Crawley in accordance with Schedule 2.1 attached hereto.
                                                   ------------

             2.2  Adjustment.
                  ----------

                  2.2.1 Within 90 days after the Closing Date, Seller shall
             deliver to Buyer (i) financial statements for Seller as of September 30, 2001 which have been prepared in accordance with generally accepted accounting principles consistent with Seller's prior financial statements and audited by Bradshaw, Gordon & Clinkscales (the "Year End Financial Statements") and (ii)
                               -----------------------------
             financial statements for Seller as of the Closing Date which have been prepared in accordance with generally accepted accounting principles consistent with Seller's prior financial statements and audited by Bradshaw, Gordon & Clinkscales (the "Supplemental
                                                             ------------
             Financial Statements"). The Year End Financial Statements and the
             --------------------
             Supplemental Financial Statements are herein collectively referred to as the "Audited Financial Statements". Promptly upon Buyer's
                        ----------------------------
             request, Seller shall make available to Buyer copies of the work papers and back-up materials used by Seller's independent accounting firm in preparing the Audited Financial Statements and such other documents as Buyer may reasonably request in connection with its review of the Audited Financial Statements. The fees and expenses payable to Bradshaw,

             Gordon & Clinkscales relating to the Year End Financial Statements shall be paid 100% by Seller and Crawley (jointly and severally). The fees and expenses payable to Bradshaw, Gordon & Clinkscales relating to the Supplemental Financial Statements shall be paid 50% by Seller and Crawley (jointly and severally) and 50% by Buyer.

                  2.2.2 Within 30 days after Buyer's receipt of the Audited Financial Statements, Buyer shall review the Audited Financial Statements and notify Seller in writing whether or not Buyer accepts the Audited Financial Statements. If Buyer accepts the Audited Financial Statements, the Audited Financial Statements shall become final and binding on all parties .

                  2.2.3 If Buyer in good faith objects to any item set forth on the Audited Financial Statements, Buyer shall give written notice thereof to Seller within 30 days after receipt of the Audited Financial Statements, specifying in reasonable detail the nature and extent of such disagreement and Buyer and Seller shall have a period of 30 days from Seller's receipt of such notice in which to resolve such disagreement. If such notice of objection is not given to Seller within 30 days after receipt of the Audited Financial Statements, it shall be deemed that Buyer has accepted the Audited Financial Statements with respect to all items set forth therein, and the Audited Financial Statements shall become final and binding on all parties. Any disputed items which cannot be agreed to by the parties within 30 days from Seller's receipt of Buyer's notice of objection to any of the items set forth in the Audited Financial Statements shall be submitted for resolution to the Greenville, South Carolina office of KPMG, LLP. If for any reason KPMG, LLP is unable to act in such capacity, such determination will be made by any other nationally recognized accounting firm (excluding the previously mentioned accounting firms) selected by the Greenville, South Carolina office of KPMG, LLP. The engagement of and the determination by KPMG, LLP (or other accounting firm designated by KPMG, LLP, as applicable) shall be completed within 60 days after such assignment is given to such firm and shall be final and binding and shall be nonappealable by Seller and Buyer. The fees and expenses payable to such firm in connection with such determination will be borne 50% by Seller and Crawley (jointly and severally) and 50% by Buyer.

                  2.2.4 Within three (3) business days after the date that the Audited Financial Statements become final and binding in accordance with Section 2.2.2 or 2.2.3, as the case may be, either (i) Buyer shall pay to Seller in cash (by means of federal funds wire or interbank transfer in immediately available funds) the amount of any adjustment if the Net Book Value as of the Closing Date determined based on the Audited Financial Statements is more than the Net Book Value set forth in the Net Book Value Statement or
             (ii) Buyer shall be entitled to receive from the Escrow Fund a portion of the Deposit equal to the amount of any adjustment if the Net Book Value as of the Closing Date determined based on the Audited Financial Statements is less than the Net Book Value set forth in the Net Book Value Statement, and Buyer and Seller shall promptly execute and deliver a joint instruction letter to the Escrow Agent to such effect.

             2.3  The Closing. The closing of the purchase and sale of the
                  -----------
         Purchased Assets provided herein (the "Closing") shall occur (i) at the offices of Kelly, Hart & Hallman, a professional corporation, 201 Main Street, Suite 2500, Fort Worth, Texas 76102, at 10:00 a.m., local time, on November 1, 2001 provided all of the conditions set forth in Section 7 hereof shall be fulfilled or waived in accordance herewith or (ii) at such other time and place or on such other date as Seller and Buyer may mutually agree (such date and time of Closing being herein referred to collectively as the "Closing Date"). The Closing shall be deemed to
                              ------------
         have occurred as of 12:01 a.m. on the Closing Date.

         3.  Representations and Warranties of Seller and Crawley. Seller and
             ----------------------------------------------------
     Crawley, jointly and severally, represent and warrant to Buyer as follows:

             3.1  Existence; Good Standing; Corporate Authority; Compliance With
                  --------------------------------------------------------------
         Law. Seller (i) is a corporation duly incorporated, validly existing
         ---
         and in good standing under the laws of its jurisdiction of incorporation; (ii) is duly licensed or qualified to do business as a foreign corporation under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary;
         (iii) has all requisite corporate power and authority to own its properties and carry on its business as now conducted; (iv) is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which Seller is a party or is subject; (v) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject; and (vi) has obtained all licenses, permits and other authorizations except where the failure to have such licenses, permits and authorizations would not have a Material Adverse Effect and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted. As used herein, "Material Adverse Effect"
                                                     -----------------------
         shall mean any event, occurrence, fact, condition, change or effect that is materially adverse to the business, operations, prospects, results of operations, condition (financial or otherwise), properties (including tangible properties), assets (including intangible assets) or liabilities of Seller's business.

             3.2  Authorization, Validity and Effect of Agreements.
                  ------------------------------------------------

                  3.2.1 The execution and delivery of this Agreement and all agreements and documents contemplated hereby by Seller, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Board of Directors of Seller and all of Seller's stockholders, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement and the transactions contemplated hereby.

                  3.2.2 This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto will constitute, the valid and legally binding obligations of each of Seller and Crawley enforceable in accordance with their terms, except that enforceability may be limited by applicable bankruptcy, insolvency or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally.

                  3.2.3 The execution and delivery of this Agreement by each of
             Seller and Crawley does not, and the consummation of the transactions contemplated hereby by each of Seller and Crawley will not (i) except as set forth on Schedule 3.2 hereof, require the
                                            ------------
             consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party; (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any Encumbrance (as such term is hereinafter defined) upon any part of the property of Seller or Crawley pursuant to any provision of, any order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease, license, lien, or other agreement or instrument to which Seller or Crawley is a party or by which either of them is bound; or (iii) violate or conflict with any provision of the bylaws or certificate of incorporation of Seller as amended to the date hereof. As used herein, the term "Encumbrance" means any security interest, pledge,
                               -----------
             mortgage, lien (including without limitation, environmental and tax liens), charge, adverse claim, preferential arrangement, or restriction of any kind, including, without limitation, any restriction on the use, transfer, or other exercise of any attributes of ownership.

             3.3  Ownership of Capital Stock of Seller.
                  ------------------------------------

                  3.3.1 Crawley is the record and beneficial owner of all of the issued and outstanding capital stock of Seller.

                   3.3.2 There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of Seller or obligating Seller or Crawley to issue or sell any shares of capital stock of, or any other interest in, Seller.

             3.4  Financial Statements.
                  --------------------

                  3.4.1 Seller has furnished to Buyer (i) a balance sheet of
             Seller as of September 30, 2000; (ii) a statement of operations of Seller as of September 30, 2000; (iii) a balance sheet of Seller as of April 30, 2001 (the "Balance Sheet Date"); and (iv) a statement
                                     ------------------
             of operations of Seller for the seven months ended on the Balance
             Sheet Date; copies of which are attached hereto as Exhibit C. The
                                                                ---------
             financial statements referred to in (iii) and (iv) above are herein collectively referred to as the "Interim Financial Statements". The
                                              ----------------------------
             financial statements referred to in (i) through (iv) above are herein collectively referred to as the "Financial Statements".
                                                     --------------------

                  3.4.2 The Financial Statements fully and fairly set forth the financial condition of Seller as of the dates indicated, and the results of its operations for the periods indicated, in accordance with generally accepted accounting principles consistently applied, except as otherwise stated therein.

                  3.5 Absence of Certain Changes or Events. Since the Balance
                      ------------------------------------
         Sheet Date, there has not been: (i) any material adverse change in the business, operations, properties, condition (financial or other) or prospects of Seller, and no factor or condition exists and no event has occurred that would be likely to result in any such material adverse change, (ii) any material loss, damage, or other casualty to the Purchased Assets (other than any for which insurance awards have been received or guaranteed), or (iii) any loss of the employment, services or benefits of any key employee of Seller. Since the Balance Sheet Date, Seller has operated its business in the ordinary course of business consistent with past practice and has not: (i) incurred or failed to pay or satisfy any material obligation or liability (whether accrued, contingent or otherwise) except in the ordinary course of business consistent with past practice, (ii) incurred or failed to discharge or satisfy any Encumbrance other than Encumbrances arising in the ordinary course of business that do not, individually or in the aggregate, interfere with the use, operation, enjoyment or marketability of any of the Purchased Assets, all of which shall be released as of the Closing Date, (iii) sold or transferred any of the assets of Seller or canceled any debts or claims or waived any rights material to the operations of its business, (iv) defaulted on any material obligation, (v) entered into any transaction material to its business, or materially amended or terminated any arrangement material to its business or relating to its business, except in the ordinary course of business consistent with past practice, (vi) except as set forth on Schedule 3.5, redeemed any of its capital stock or declared,
                  ------------
         made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of its capital stock or otherwise, or (vii) entered into any agreement or made any commitment to do any of the foregoing.

                  3.6 Taxes. Seller (i) has duly and timely filed or caused to
                      -----
         be filed all federal, state, local and foreign tax returns required to be filed by it prior to the date hereof which relate to it or with respect to which it or the Purchased Assets are liable or otherwise in any way subject; (ii) has paid or fully accrued for all Taxes shown to be due and payable on such returns (which Taxes are all the Taxes due and payable under the laws and regulations pursuant to which such returns were filed); and (iii) has properly accrued for all such Taxes accrued in respect of it or the Purchased Assets for periods subsequent to the periods covered by such returns. No deficiency in payment of any such Taxes for any period has been asserted by any taxing body and remains unsettled at the date hereof. There are no liens for, or with respect to, Taxes on any of the Purchased Assets, other than liens for current Taxes which are not yet due or payable.

                  3.7 Personal Property. The machinery, equipment, furniture,
                      -----------------
         fixtures and other tangible personal property owned, leased or used by Seller in its business are sufficient and adequate to carry on its business as presently conducted and are in good and merchantable operating condition and repair and, to Seller's and Crawley's knowledge, are suitable for the purposes for which they are used, normal "wear and tear" excepted.

                  3.8 Accounts Receivable. All trade accounts, notes and other
                      -------------------
         receivables of Seller reflected in the Balance Sheet and all trade accounts, notes and other receivables of

         Seller included in the Purchased Assets or arising between the Balance Sheet Date and the date hereof have arisen in the ordinary course of business and represent bona fide, undisputed indebtedness (subject to no counterclaim, right of setoff or warranty claim) incurred by the applicable account debtor for goods held subject to delivery instructions or heretofore shipped or delivered pursuant to a contract of sale or for services heretofore performed by Seller.

                  3.9 Inventory. The inventories of Seller reflected in the
                      ---------
         Interim Financial Statements or included in the Purchased Assets, or acquired by Seller between the Balance Sheet Date and the date hereof, are carried in accordance with generally accepted accounting principles, and do not include any inventory (other than the amount of normal shrinkage in inventory since the Balance Sheet Date) which is not usable or saleable in the ordinary course of business as heretofore conducted, unless full and adequate reserves have been provided therefor on such Interim Financial Statements in accordance with generally accepted accounting principles consistently applied.

                  3.10     Business Property Rights.
                           ------------------------

                           3.10.1 Schedule 3.10 hereof sets forth (i) all
                                  -------------
                  computer software, patents, and registrations for trademarks, trade names, service marks and copyrights which are unexpired as of the date hereof and which are used or held for use in connection with Seller's business, as well as all applications pending on said date for patents or for trademark, trade name, service mark or copyright registrations, and all other proprietary rights, owned or held by Seller; and (ii) all licenses granted by or to Seller and all other agreements to which Seller is a party and which relate, in whole or in part, to any items of the categories mentioned in (i) above or to other proprietary rights of Seller which are used or held for use in connection with Seller's business (collectively, "Business Property Licenses"). All of the Business Property
                   --------------------------
                  Licenses are (x) in full force and effect in accordance with their terms and no default exists thereunder by Seller or, to the knowledge of Seller and Crawley, by any party thereto, (y) are free and clear of all Encumbrances, and (z) do not contain in change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transaction contemplated by this Agreement. Seller has delivered to Buyer true and complete copies of all Business Property Licenses.

                           3.10.2 The property referred to in Section 3.10.1
                  hereof, together with (i) all designs, methods, inventions and know-how, related thereto and (ii) all trademarks, trade names, service marks, and copyrights claimed or used by Seller which have not been registered (collectively "Business
                                                                --------
                  Property Rights"), constitute all such proprietary rights
                  ---------------
                  owned or held by Seller.

                           3.10.3 Seller owns or has valid rights to use all
                  such Business Property Rights without conflict with the rights of others except in the case of the name "Carter and Crawley" as may be restricted by the Third and Sixth paragraphs of the Stock Acquisition Agreement dated October 1, 1999 between Churchill A. Carter and the Company (the "Carter Agreement"). Except as set forth in the

                  Third and Sixth paragraphs of the Carter Agreement, there are, and immediately after the Closing will be, no restrictions or limitations on the Buyer's right to use the name "Carter and Crawley". True and complete copies of the Third and Sixth paragraphs of the Carter Agreement have been provided by Seller to Buyer. Except as set forth in Schedule 3.15 hereof,
                                                          -------------
                  no person or entity has made or, to the best of Seller's and Crawley's knowledge, threatened to make any claims that Seller is in violation of or infringes any other proprietary or trade rights of any third party. To the best of Seller's and Crawley's knowledge, no third party is in violation of or is infringing upon any Business Property Rights. All royalties, license fees, charges and other amounts payable by, on behalf of, to, or for the account of, Seller in respect of any Business Property Rights are disclosed in the Financial Statements.

                  3.11 Real Property. Schedule 3.11 sets forth all of the real
                       -------------  -------------
         property owned by Seller and real property leased to Seller and specifies the location of each property, the use of the facility thereon, the name of the owner or the names of lessor and the lessee, the square footage of improvements and the acreage of land. Seller has delivered to Buyer (i) a copy of each deed or lease by which Seller acquired title to or its interest in the real property described in
         Schedule 3.11, (ii) a copy of all title abstracts and title insurance
         -------------
         policies Seller has for the real property described in Schedule 3.11
                                                                -------------
         (iii) a copy of the most recent survey or surveys Seller has for the real property described in Schedule 3.11, and (iv) a copy of all
                                    -------------
         certificates of occupancy for the improvements on the real property described in Schedule 3.11 and a copy of any variance granted with
                      -------------
         respect to any of such real property described in Schedule 3.11
                                                           -------------
         pursuant to applicable zoning laws or ordinances all of which documents are true and complete copies thereof as in effect on the date hereof. Seller has not received any written notice from any governmental agency, board, bureau, body, department or authority of any United States, with respect to the ownership or use of any of the real property described in Schedule 3.11. Except as set forth in Schedule
                               -------------                         --------
         3.11 there is no easement, right-of-way agreement, license, sublease,
         ----
         occupancy agreement, or like instrument with respect to any of the real property described in Schedule 3.11. Each lease pursuant to which
                               -------------
         Seller leases any real property is in full force and effect and is valid and enforceable in accordance with its terms. There is not under any such lease any default by Seller or any event that with notice or lapse of time or both would constitute such a default by Seller and with respect to which Seller has not taken adequate steps to prevent such default from occurring; all of such events, if any, and the aforesaid steps taken by Seller are set forth in Schedule 3.11. To the
                                                          -------------
         best of Seller's and Crawley's knowledge, there is not under any such lease any default by any other party thereto or any event that with notice or lapse of time or both would constitute such a default thereunder by such party.

                  3.12 Title to Property; Encumbrances; Sufficiency of Purchased
                       ---------------------------------------------------------
         Assets. Seller has good, valid and marketable fee simple title to all
         ------
         the properties and assets shown on the Interim Financial Statements or thereafter acquired, including the Purchased Assets (except for (i) inventory subsequently sold or otherwise disposed of for fair value in the ordinary course of business consistent with past practice, (ii) accounts receivable subsequently collected in the ordinary course of business consistent with past practice and (iii) immaterial amounts of inventory, machinery and equipment that have been determined to be obsolete or otherwise not necessary and have been disposed of in the ordinary course of business consistent with past practice), in each case free and clear of all Encumbrances except for any Encumbrance reflected in Schedule 3.12 hereof. No part of Seller's
                                      -------------
         business is operated by Seller through any person or entity other than
         Seller. The Purchased Assets comprise all assets and services required for the continued conduct of Seller's business as now being conducted. The Purchased Assets are adequate for the purposes for which such assets are currently used or are held for use, and there are no facts or conditions affecting the Purchased Assets which could, individually or in the aggregate, interfere with the use or operation thereof as currently used or operated, or their adequacy for such use.

                  3.13 Licenses and Permits. Schedule 3.13 hereof sets forth a
                       --------------------  -------------
         true and complete list of all of Seller's licenses, permits, franchises, authorizations, registrations, approvals and certificates of occupancy (or their equivalent) issued or granted to it with respect to Seller's business by the government of the United States or of any state, city, municipality, county or town thereof, or of any foreign jurisdiction, or any department, agency, board division, subdivision, audit group or procuring office, commission, bureau or instrumentality of any of the foregoing (the "Licenses and Permits"), and all pending
                                       --------------------
         applications therefor. Except as set forth on Schedule 3.13, each of
                                                       -------------
         Seller's Licenses and Permits has been duly obtained, is valid and in full force and effect, and is not subject to any pending or, to the best of Seller's and Crawley's knowledge, threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such License and Permit invalid in any respect.

                  3.14 Compliance with Law. The operations of Seller's business
                       -------------------
         have been conducted in all material respects in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities, domestic or foreign, having jurisdiction over Seller and its assets, properties and operations. Neither Seller nor Crawley has received notice of any violation of any such law, regulation, order or other legal requirement, or is in default with respect to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to Seller's business or the Purchased Assets.

                  3.15 Litigation. Except as set forth in Schedule 3.15 hereof,
                       ----------                         -------------
         there are no claims, actions, suits, proceedings or investigations pending or, to the best of Seller's and Crawley's knowledge, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against Seller or any of its officers, directors, employees, or agents involving, affecting or relating to any of the Purchased Assets or the transactions contemplated by this Agreement, nor does there exist any fact which might reasonably be expected to give rise to any such suit, proceeding, dispute or investigation. Neither Seller nor any of the Purchased Assets is subject to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority, domestic or foreign, or any arbitrator of any nature, that affects or might affect the Purchased Assets, or that would or might interfere with the transactions contemplated by this Agreement.

                  3.16 Contracts. Schedule 3.16 hereof sets forth a true and
                       ---------  -------------
         complete list of all Contracts, including but not limited to: (i) leases, licenses, permits, insurance policies and other arrangements concerning or relating to machinery, equipment or real estate; (ii) employment, consulting, collective bargaining or other similar arrangements relating to or for the benefit of current, future or former employees, agents, and independent contractors or consultants;
         (iii) agreements and instruments relating to the borrowing of money or obtaining of or extension of credit, (iv) brokerage or finder's agreements; (v) contracts involving a sharing of profits or expenses;
         (vi) acquisition or divestiture agreements; (vii) service agreements, manufacturer's representative, or distributorship agreements; (viii) arrangements limiting or restraining Seller from engaging or competing in any lines of business or with any person or entity; (ix) documents granting a power of attorney; and (x) any other agreements or arrangements that are material to the business of Seller.

                  All of the Contracts are in full force and effect and are valid, binding and enforceable against the parties thereto in accordance with their terms. Seller and, to its knowledge and Crawley's knowledge, each other party to the Contracts has performed all obligations required to be performed by it to date under, and is not in default or delinquent in performance, status or any other respect (claimed or actual) in connection with, the Contracts, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. The enforceability of the Contracts will not be affected in any manner by the execution, delivery and performance of this Agreement. Seller has delivered to Buyer or its representatives true and complete originals or copies of all the Contracts.

                  3.17 Labor Matters. Except as set forth in Schedule 3.17
                       -------------                         -------------
         hereof: (i) Seller is not a party to any employment agreements with employees that are not terminable at will, or that provide for the payment of any bonus or commission, (ii) Seller is not a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law), (iii) Seller is not a party to any collective bargaining agreement or other labor union contract nor does Seller know of any activities or proceedings of any labor union to organize any such employees, and (iv) Seller is not a party to or subject to any conciliation agreements, consent decrees or settlements with respect to Seller's business or its employees. Seller has furnished to Buyer complete and correct copies of all such agreements (the "Employment and
                                                                  --------------
         Labor Agreements"). Seller has not breached or otherwise failed to
         ----------------
         comply with any provisions of the Employment and Labor Agreements, there are no grievances outstanding thereunder and all of such agreements are assignable to Buyer.

                  Except as set forth in Schedule 3.17 hereof: (i) Seller is in
                                         -------------
         compliance with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment except where the failure to comply would not have a Material Adverse Effect, (ii) there is no unfair labor practice charge or complaint pending before the NLRB relating to Seller, or, to Seller's and Crawley's knowledge, threatened against Seller, (iii) there is no labor strike, material slowdown or material work stoppage or lockout pending or, to Seller's and Crawley's knowledge, threatened against or affecting Seller, and Seller has not experienced any strike, material slowdown or material work stoppage, lockout or other collective labor action by or with respect to employees of Seller, (iv) there is no representation, claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of Seller, (v) there are no charges with respect to or relating to Seller pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices, and
         (vi) neither Seller nor Crawley has received notice from any national, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of it and no such investigation is in progress.

                  Seller has furnished Buyer with a complete and accurate list of all its employee manuals, policies, procedures and work-related rules ("Employee Policies and Procedures"). Seller has provided Buyer
                 --------------------------------
         with a copy of all its written Employee Policies and Procedures and a written description of all unwritten Employee Policies and Procedures. Each of the Employee Policies and Procedures can be amended or terminated at will by Seller.

                  3.18 Employee Plans. Except as set forth in Schedule 3.18
                       --------------                         -------------
         hereof, Seller does not maintain and does not have any obligation to contribute to any pension, savings, retirement, health, life, disability, other insurance, severance, bonus, incentive compensation, stock option or other equity-based or other employee benefit or fringe benefit plans, whether or not "employee benefit plans" as defined in
         Section 3(3) of ERISA (collectively referred to herein as the "Plans").
                                                                        -----
         Seller or any trade or business (whether or not incorporated) which is or has ever been treated as a single employer with Seller under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") has incurred no
                                               ---------------
         liability under Title IV of ERISA or Section 412 of the Code, except for any such liability which has been satisfied in full, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to Seller or any ERISA Affiliate.

                  3.19 Insurance. Schedule 3.19 hereof lists the fidelity bonds
                       ---------  -------------
         and the aggregate coverage amount and type and generally applicable deductibles of all insurance policies insuring Seller and/or the Purchased Assets or relating to Seller's employees. Seller shall maintain the coverage under all policies and bonds listed in Schedule
                                                                      --------
         3.19 hereof in full force and effect through the Closing Date.
         ----
                  3.20 Environmental Matters. All Licenses and Permits required
                       ---------------------
         under all Environmental Laws have been obtained and maintained in effect for Seller and the Purchased Assets. Seller and the Purchased Assets are in compliance with all Environmental Laws and with all such Licenses and Permits. Seller has not performed or suffered any act which could give rise to, or has otherwise incurred, liability to any Person under any Environmental Law, nor has Seller or Crawley received notice of any such liability or any Claim therefor or submitted notice pursuant to section 103 of CERCLA to any governmental agency nor provided information in response to a request for information pursuant to Section 104(e) of CERCLA or any analogous state or local information gathering authority. No Hazardous Material has been released, placed, dumped or otherwise come to be located on, at, beneath or near any of the Purchased Assets or any surface waters or groundwaters thereon or thereunder. Except as set forth on Schedule 3.20 hereof, there have
                                            -------------
         been and are no aboveground or underground storage tanks or asbestos-containing materials located at or within the premises where any of the Purchased Assets are located. None of Seller's properties previously owned or leased is identified or proposed for listing on the National Priorities List under 40 C.F.R. ss. 300 Appendix B, the Comprehensive Environmental Response Compensation and Liability Inventory System ("CERCLIS") or any analogous list of any state or
                            -------
         foreign government and Seller is not aware of any conditions on such properties which, if known to a governmental authority, would qualify such properties for inclusion on any such list. Seller has furnished Buyer with copies of all environmental studies, assessments or reports. None of the properties previously owned or leased by Seller, or any current or previous business operations conducted by it, are the subject of any investigation respecting any violation of any Environmental Law, or any releases of Hazardous Material into any surface water, ground water drinking water supply, land surface or subsurface strata, or ambient air. Seller has not reported any material violation of any applicable Environmental Law to any governmental authority. Seller has not sent, transported, or directly arranged for the transport of any garbage, solid waste or Hazardous Material, whether generated by it or another Person, to any site listed on the National Priorities List or proposed for listing on the National Priorities List or to a site included on the CERCLIS list, the Texas list of hazardous waste sites or any state list of sites requiring investigation or remedial action as a result of environmental issues. There is not now, nor has there ever been on or in any properties previously leased or owned by Seller, any generation, treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent.

                  3.21 Customers and Suppliers. Neither Seller nor Crawley has
                       -----------------------
         received notice that, nor does Seller or Crawley have any knowledge that, any customer of Seller has, will or plans to discontinue doing business with Seller. Seller does not have any outstanding purchase contracts or commitments or unaccepted purchase orders which are in excess of the normal, ordinary and usual requirements. Seller has not received payment for any services to be performed after the Closing or any products to be delivered or manufactured after the Closing. No supplier or subcontractor to Seller has reduced its shipments of orders issued by Seller, or threatened to discontinue, supplying such items or services to Seller on reasonable terms. Neither Seller nor Crawley has received notice that, nor does Seller or Crawley have any knowledge that, any such supplier or subcontractor to Seller has, will or plans to discontinue doing business with Seller on substantially the same terms as are consistent with its past practices.

                  3.22 No Brokers. Neither Seller nor any related party has
                       ----------
         entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Buyer to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

                  3.23 No Other Agreements to Sell the Purchased Assets. Neither
                       ------------------------------------------------
         Seller nor any related party has any commitment or legal obligation to any other person other than

         Buyer to sell, assign, transfer or effect a sale of any of the Purchased Assets (other than inventory in the ordinary course of business), to effect any merger, consolidation, liquidation, dissolution or other reorganization of Seller, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

                  3.24 Accuracy of Information. None of Seller's or Crawley's
                       -----------------------
         representations, warranties or statements contained in this Agreement, in the Schedules and Exhibits hereto or in any other document delivered to the Buyer in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements, in light of the circumstances under which they were made, not misleading. All information relating to Seller that is known or would on reasonable inquiry be known to Seller and/or Crawley and that may be material to a purchaser of the Purchased Assets has been disclosed in writing to Buyer and any such information arising on or before the Closing Date will forthwith be disclosed in writing to Buyer.

         4.       Representations  and  Warranties of Buyer.  Buyer
                  -----------------------------------------
represents  and warrants to Seller and Crawley as follows:

                  4.1 Existence; Good Standing; Corporate Authority; Compliance
                      ---------------------------------------------------------
         With Law. Buyer (i) is a corporation duly organized under the laws of
         --------
         its jurisdiction of organization; (ii) is duly licensed or qualified to do business as a corporation under the laws of all other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary; (iii) has all requisite corporate power and authority to own its properties and carry on its business as now conducted; (iv) is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which Seller is a party or is subject; (v) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject; and (vi) has obtained all licenses, permits and other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted.

                  4.2 Authorization, Validity and Effect of Agreements.
                      ------------------------------------------------

                      4.2.1 The execution and delivery of this Agreement and all agreements and documents contemplated hereby by Buyer, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all requisite corporate action.

                      4.2.2 This Agreement constitutes, and all agreements and
                  documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of Buyer enforceable in accordance with their terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, bulk sales, preference, equitable subordination, marshalling or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

                      4.2.3 The execution and delivery of this Agreement by
                  Buyer does not, and the consummation of the transactions contemplated hereby will not, (i) require the consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party, (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any Encumbrance upon any part of the property of Buyer pursuant to any provision of, any order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease, license, lien, or other agreement or instrument to which Buyer is a party or by which it is bound, and (iii) violate or conflict with any provision of the bylaws or certificate of incorporation of Buyer as amended to the date hereof.

         5.       Survival of Provisions/Indemnification.
                  --------------------------------------

                  5.1 Survival of Provisions. All the respective
                      ----------------------
         representations, warranties covenants and agreements of each of the parties to this Agreement made herein or in any certificate or other document furnished or to be furnished by the parties pursuant hereto (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall be considered to have been relied upon by the other party hereto, as the case may be, shall survive delivery by the parties hereto of the consideration to be given by them hereunder, and shall survive the execution hereof, the Closing hereunder and the Closing Date.

                  5.2 Indemnification by Seller and Crawley. Upon the terms and
                      -------------------------------------
         subject to the conditions set forth in Section 5.4 hereof and this
         Section 5.2, Seller and Crawley, jointly and severally, agree to indemnify, defend, protect, save and hold harmless each Buyer Indemnitee (as such term is hereinafter defined) against, and will reimburse each Buyer Indemnitee on demand for, any and all Losses (as such term is hereinafter defined) made or incurred by or asserted against such Buyer Indemnitee, at any time after the Closing Date, directly or indirectly, arising out of, related to, caused by, or resulting from any of the following ("Seller Indemnifiable Claims"):
                                               ---------------------------

                      (a)  any and all Excluded Liabilities; or

                      (b) any inaccuracy, omission, misrepresentation, breach of warranty, or nonfulfillment of any term, provision, covenant or agreement on the part of Seller or Crawley contained herein or in any certificate or other instrument furnished or to be furnished by Seller or Crawley to Buyer pursuant hereto.

                  As used herein, the term "Losses" shall mean, with respect to
                                            ------
         any person or party, any payment, loss, liability, obligation, damage (including, without limitation, consequential, punitive, special or otherwise), deficiency, lien, claim, suit, cause of action, judgment, cost or expense (including, without limitation, reasonable attorneys' fees and court costs) of any kind, nature or description.

                  As used herein, the term "Buyer Indemnitee" shall mean Buyer
                                            ----------------
         and any entity controlling, controlled by or under common control with Buyer.

                  As used herein, the term "control," "controlling," and
                                            -------    -----------
         "controlled" shall mean the possession, directly or indirectly, of the
          ----------
         power to direct or cause the direction of the management and policies of a person or party, whether through the ownership of voting securities or voting interests, by contract or otherwise.

                  5.3 Indemnification by Buyer. Upon the terms and subject to
                      ------------------------
         the conditions set forth in Section 5.4 hereof and this Section 5.3, Buyer agrees to indemnify, defend, protect, save and hold harmless Seller against, and will reimburse Seller on demand for, any and all Losses made or incurred by or asserted against Seller, at any time after the Closing Date, directly or indirectly, arising out of, related to, caused by, or resulting from any of the following ("Buyer
                                                                 -----
         Indemnifiable Claims"):
         --------------------

                      (a)  any Assumed Liability; or

                      (b) any inaccuracy, omission, misrepresentation, breach of warranty, or nonfulfillment of any term, provision, covenant or agreement on the part of Buyer contained herein or in any certificate or other instrument furnished or to be furnished by Buyer to Seller pursuant hereto.

                  5.4 Limitations on Indemnification. Rights to indemnification under Section 5.2 or 5.3 hereof are subject to the following limitations:

                      (a) Except for Losses incurred by the Buyer Indemnitees
                  with respect to Seller Indemnifiable Claims relating to any Title and Authorization Warranty or any matter referred to in
                  Section 5.2(a), no amount shall be payable by Seller and Crawley in indemnification under Section 5.2 hereof until and unless the aggregate of all Losses incurred by all Buyer Indemnitees with respect to one or more Seller Indemnifiable Claims (other than Losses incurred by the Buyer Indemnitees relating to any Title and Authorization Warranty or any matter referred to in Section 5.2(a)) shall exceed $25,000.00 (the "Threshold"), and thereafter the Buyer Indemnitees shall be
                   ---------
                  entitled to indemnification under Section 5.2 hereof for all such Losses incurred by all Buyer Indemnitees including the Threshold, to a maximum indemnification obligation of Four Million Five Hundred Thousand Dollars ($4,500,000.00). As used herein, "Title and Authorization Warranty" shall mean any
                           --------------------------------
                  representation or warranty contained in Section 3.1, Section 3.2, Section 3.3 or the first sentence of Section 3.12.

                           (b) With respect to any Losses incurred by any Buyer
                  Indemnitee with respect to any Seller Indemnifiable Claim relating to any Title and Authorization Warranty or any matter referred to in Section 5.2(a), such Buyer Indemnitee shall be entitled to indemnification under Section 5.2 hereof for all such Losses incurred by such Buyer Indemnitee with respect to such Seller Indemnifiable Claim regardless of the amount of such Losses.

                           (c) The obligations of Seller and Crawley under
                  Section 5.2 hereof with respect to any Losses incurred by any Buyer Indemnitee with respect to Seller Indemnifiable Claims relating to any Title and Authorization Warranty or any matter referred to in Section 5.2(a) hereof shall not expire.

                           (d) Subject to Section 5.4(h) hereof, the obligations
                  of Seller and Crawley under Section 5.2 hereof with respect to any Losses incurred by any Buyer Indemnitee with respect to any Seller Indemnifiable Claim relating to any representation or warranty of Seller and Crawley set forth in Section 3.6 hereof shall terminate at the close of business on the 120/th/ day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (after giving effect to any waiver, mitigation or extension thereof).

                           (e) Subject to Section 5.4(h) hereof, the obligations
                  of Seller and Crawley under Section 5.2 hereof with respect to any Losses incurred by any Buyer Indemnitee with respect to any Seller Indemnifiable Claim relating to any representation or warranty of Seller and Crawley set forth in Section 3.15, 3.17, 3.18 or 3.20 hereof shall terminate on the fifth anniversary of the Closing Date.

                           (f) Subject to Section 5.4(h) hereof, the obligations
                  of Seller and Crawley under Section 5.2 hereof with respect to any Losses incurred by any Buyer Indemnitee with respect to any Seller Indemnifiable Claim relating to any representation or warranty of Seller and Crawley (other than Losses incurred by the Buyer Indemnitees relating to any Title and Authorization Warranty, any matter referred to in Section 5.2(a) or any representation or warranty of Seller and Crawley set forth in Section 3.6, 3.15, 3.17, 3.18 or 3.20 hereof) shall terminate on the third anniversary of the Closing Date.

                           (g) Subject to Section 5.4(h) hereof, the obligations
                  of Buyer under Section 5.3 hereof with respect to any Losses incurred by any Seller with respect to any Buyer Indemnifiable Claim relating to any matter referred to in Section 5.3 hereof shall terminate on the fifth anniversary of the Closing Date.

                           (h) The foregoing provisions of this Section 5.4
                  notwithstanding, if, prior to the termination of any obligation to indemnify, written notice of a Seller Indemnifiable Claim or a Buyer Indemnifiable Claim, as the case may be, is given by the Party seeking indemnification (the "Indemnified Party") to the Party from whom
                        -----------------
                  indemnification is sought (the "Indemnifying Party") the
                                                  ------------------
                  Indemnified Party shall not be precluded from pursuing such claim breach, occurrence, other matter, or suit or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the Seller Indemnifiable Claim or the Buyer Indemnifiable Claim, as the case may be, by reason of the termination otherwise provided for above in this
                  Section 5.4, if any.

                  5.5 Conditions of Indemnification. With respect to any actual
                      -----------------------------
         or potential claim, any written demand, the commencement of any action, or the occurrence of any other event which involves any Seller Indemnifiable Claim or Buyer Indemnifiable Claim (a "Claim"):
                                                              -----

                      (a) Promptly after the President of the party seeking
                  indemnification (the "Indemnified Party") first receives
                                        -----------------
                  written documents pertaining to the Claim, or if such Claim does not involve a third party Claim (a "Third Party Claim"),
                                                           -----------------
                  promptly after the Indemnified Party first has actual knowledge of such Claim, the Indemnified Party shall give notice to the party from whom indemnification is sought (the "Indemnifying Party") of such Claim in reasonable detail and
                   ------------------
                  stating the amount involved, if known, together with copies of any such written documents.

                      (b) The obligation of the Indemnifying Party to indemnify
                  the Indemnified Party with respect to any Claim shall not be affected by the failure of the Indemnified Party to give the notice with respect thereto in accordance with Section 5.5(a) hereof unless the Indemnifying Party shall establish by clear and convincing evidence that it has been irretrievably prejudiced thereby.

                      (c) If the Claim involves a Third Party Claim, then the
                  Indemnifying Party shall have the right, at its sole cost, expense and ultimate liability regardless of the outcome, and through counsel of its choice (which counsel shall be reasonably satisfactory to the Indemnified Party), to litigate, defend, settle or otherwise attempt to resolve such Third Party Claim; provided, however, that if in the
                                     --------  -------
                  Indemnified Party's reasonable judgment a conflict of interest may exist between the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim, then the Indemnified Party shall be entitled to select counsel of its own choosing, reasonably satisfactory to the Indemnifying Party, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party may elect, at any time and at the Indemnified Party's sole cost, expense and ultimate liability, regardless of the outcome, and through counsel of its choice, to litigate, defend, settle or otherwise attempt to resolve such Third Party Claim. If the Indemnified Party so elects (for reasons other than the Indemnifying Party's failure or refusal to provide a defense to such Third Party Claim), then the Indemnifying Party shall have no obligation to indemnify the Indemnified Party with respect to such Third Party Claim, but such disposition will be without prejudice to any other right the Indemnified Party may have to indemnification under
                  Section 5.2 or 5.3 hereof, regardless of the outcome of such Third Party Claim. If the Indemnifying Party fails or refuses to provide a defense to any Third Party Claim, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third Party Claim, through counsel of its choice, on behalf of and for the account and at the risk of the Indemnifying Party, and the Indemnifying Party shall be obligated to pay the costs, expenses and attorney's fees incurred by the Indemnified Party in connection with such Third Party Claim. In any event, Seller and the Buyer Indemnitees shall fully cooperate with each other and their respective counsel in connection with any such litigation, defense, settlement or other attempted resolution.

     5.6  Tax Treatment. Buyer and Seller agree to treat all payments made by
          -------------
such Party to or for the benefit of the other Party under the indemnity provisions of this Agreement as adjustments to the Purchase Price for Tax purposes and that such treatment shall govern for purposes hereof.

6.   Other Covenants and Agreements.
     ------------------------------

     6.1  Restrictive Covenants.
          ---------------------

          6.1.1  Customer Restriction. Each of Seller and Crawley covenants and
                 --------------------
     agrees that it or he shall not, for a period of five years from and after the Closing Date, working alone or in conjunction with one or more other persons or entities, for compensation or not, (i) provide or offer to provide to any Customer (as such term is hereinafter defined) any product or service similar to that offered by Seller immediately prior to the Closing Date, or (ii) induce or attempt to induce any Customer to withdraw, curtail or cancel its business with Buyer or any of its subsidiaries or affiliates or in any manner modify or fail to enter into any actual or potential business relationship with Buyer or any of its subsidiaries or affiliates. As used in this Section 6.1, the term "Customer" means (i) any
                                                        --------
     person or entity for whom Seller provided any service on or prior to the Closing Date or to whom Seller provided any product on or prior to the Closing Date; or (ii) any person or entity for whom Buyer or any of its subsidiaries or affiliates provided or provides services relating to the electrical products business after the Closing Date or to whom Buyer or any of its subsidiaries or affiliates provided or provides a product relating to the electrical products business after the Closing Date.

          6.1.2  Non-Raid. Each of Seller and Crawley covenants and agrees that
                 --------
     it or he shall not, for a period of five years from and after the Closing Date, working alone or in conjunction with one or more other persons or entities, for compensation or not, hire, recruit or otherwise solicit or induce any person or entity who is an employee or Vendor of Seller on the Closing Date or within the six months immediately preceding the Closing Date had been an employee or Vendor of Seller, or who is an employee or Vendor of Buyer or any of its subsidiaries or affiliates after the Closing Date, to terminate their employment with, or otherwise cease or reduce their relationship with, Seller or Buyer or any of its subsidiaries or affiliates, as the case may be. As used in this Section 6.1, the term "Vendor" means (i) any third party selling or licensing a product or
      ------
     service to a Customer or to Seller on or prior to the Closing Date; or (ii) any third party selling or licensing a product or service to a Customer or to Buyer or any of its subsidiaries or affiliates after the Closing Date.

          6.1.3  Non-Competition. Each of Seller and Crawley covenants and
                 ---------------
     agrees that it or he shall not, for a period of five years from and after the Closing Date, working alone or in conjunction with one or more other persons or entities, for compensation or not, permit Seller's or Crawley's name to be used by or engage in or carry on, directly or indirectly, either for itself or as a member of a partnership or other entity or as a stockholder, member, investor, agent, associate or consultant of any person, partnership, corporation, limited liability company or other entity (other than Buyer or a subsidiary or affiliate of Buyer), any business in competition with the business purchased hereunder (but only for as long as such business is carried on by (a) Buyer and/or any of its subsidiaries or affiliates or (b) any person, corporation, limited liability company, partnership, trust or other organization or entity deriving title from Buyer and/or any of its subsidiaries or affiliates to the assets and goodwill of such business) in any county in any state of the United States in which Buyer or any of its subsidiaries or affiliates conducts such business. The parties intend that the covenants contained in this Section
     6.1.3 shall be deemed to be a series of separate covenants, one for each county in each state of the United States in which Buyer or any of its subsidiaries or affiliates conducts such business and, except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in this Section 6.1.3. Notwithstanding the foregoing, Buyer agrees that (i) Crawley shall not be restricted from engaging in the sheet metal or machining businesses so long as Crawley does not compete with the business purchased hereunder as such business exists on the date hereof and (ii) Crawley's ownership interest in Seltrol, Inc. ("Seltrol") shall not constitute a breach of this Section 6.1.3 so long as
       -------
     (x) Crawley maintains only a minority interest in Seltrol and (y) Seltrol does not engage in any business in competition with the business purchased hereunder as such business exists on the date hereof. Anything to the contrary notwithstanding, if Seltrol, at anytime during the five year period, shall begin to compete with the business purchased hereunder, then and in such event, Crawley shall divest himself, and his affiliates, of all ownership in Seltrol as soon as practicable and such ownership shall not constitute a breach of this Section 6.1.3.

          6.1.4  Reformation. If, in any judicial proceeding, the court shall
                 -----------
     refuse to enforce any of the separate covenants contained in Section 6.1.1,
     6.1.2 or 6.1.3 hereof because the time limit is too long, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding such time limitation shall be deemed reduced to the extent necessary to permit enforcement of such covenants. If, in any judicial proceeding, the court shall refuse to enforce any of the separate covenants contained in Section 6.1.1, 6.1.2 or 6.1.3 hereof because it is more extensive (whether as to geographic area, scope of business or otherwise) than necessary to protect the business and goodwill of Buyer, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding the geographic area, scope of business or other aspect shall be deemed reduced to the extent necessary to permit enforcement of such covenants.

          6.1.5  Injunctive Relief. Each of Seller and Crawley acknowledges that
                 -----------------
     a breach of Section 6.1.1, 6.1.2 or 6.1.3 hereof would cause irreparable damage to Buyer, and in the event of its actual or threatened breach of the provisions of Section 6.1.1, 6.1.2 or 6.1.3 hereof, Buyer shall be entitled to a temporary restraining order and an injunction restraining Seller and/or Crawley from breaching such covenants without the necessity of posting bond or proving irreparable harm, such being conclusively admitted by Seller and Crawley. Nothing shall be construed as prohibiting Buyer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from Seller and/or Crawley. Each of Seller and Crawley acknowledges that the restrictions set forth in Sections 6.1.1, 6.1.2 and 6.1.3 hereof are reasonable in scope and duration, given the nature of the business of Buyer.

     6.2  Conduct of the Business.
          -----------------------

          6.2.1  Affirmative Covenants. On and after the date hereof and until
                 ---------------------
     the Closing Date or the date, if any, on which this Agreement is earlier terminated and abandoned pursuant to Section 8 hereof (the "Termination
                                                                 -----------
     Date"), Seller shall, and Crawley shall require Seller to:
     ----

                 (i) conduct the operations of its business according to its ordinary and usual course of business consistent with past practice; and

                 (ii) use its best efforts to preserve intact its business' organization and goodwill, to keep available the services of its employees, and to maintain satisfactory relationships with suppliers, manufacturer's representatives, distributors, licensors, licensees, customers, employees and others having business relationships with Seller.

          6.2.2  Negative Covenants. Without limiting the generality of the
                 ------------------
     foregoing, and except for actions to be taken in connection with any of the transactions contemplated hereby, without Buyer's prior written consent, Seller shall not, and Crawley shall not permit Seller to, on or after the date hereof and until the earlier of the Closing Date or the Termination
     Date:

                 (i) make any material change in the conduct of its business or enter into any transaction other than in the ordinary course of business consistent with past practice;

                 (ii) make any sale, transfer, or other conveyance of the Purchased Assets or any part thereof, except transactions pursuant to the Contracts and dispositions of inventory or worn-out or obsolete equipment and machinery for fair or reasonable value in the ordinary course of business consistent with past practice;

                 (iii) subject any of the Purchased Assets to any Encumbrance;

                 (iv) pay, lend or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

                 (v) take any action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct;

                 (vi) settle, release or forgive any claim or litigation or waive any right thereto;

                 (vii) make, enter into, modify, amend in any material respect or terminate any of the Contracts, bids or expenditures involving an expenditure of more than $25,000;

                 (viii) make, change or revoke any election or method of accounting with respect to Taxes affecting or relating to its business;

                 (ix) enter into, or permit to be entered into, any closing or other agreement or settlement with respect to Taxes, or

                 (x)     commit to do any of the foregoing.

     6.3  Consents and Approvals. Seller and Crawley (a) shall, at their cost
          ----------------------
and expense, use reasonable efforts to obtain all necessary authorizations, consents, waivers, and approvals of all governmental and regulatory authorities, and of all other persons or entities required in connection with the execution, delivery and performance by it and him of this Agreement (including, without limitation, obtaining all authorizations, consents, waivers and approvals as may be required in connection with the assignment of those Contracts to be assigned to Buyer pursuant hereto), and (b) shall reasonably assist and cooperate with Buyer in preparing and filing all documents, including permit, transfers, modifications and applications required to be submitted by Buyer to any governmental or regulatory authority, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by Buyer in connection with such transactions (which assistance and cooperation shall include without limitation timely furnishing to Buyer all information concerning Seller, Crawley or the Purchased Assets that counsel to Buyer reasonably determines is required to be included in such documents or would be helpful in obtaining any such consent, waiver, novation, authorization or approval). Notwithstanding anything contained herein to the contrary, neither Seller nor Crawley shall have any liability for costs and expenses related to any consents, waivers and approvals of governmental are regulatory authorities required in connection with the execution, delivery and performance by Buyer of this Agreement.

     6.4  Access to Properties and Records. Seller and Crawley shall afford to
          --------------------------------
Buyer, and to the accountants, counsel, prospective lenders, agents and representatives of Buyer, upon reasonable notice, full access during normal business hours, throughout the period from the date hereof through the earlier of the Closing Date or the Termination Date, to properties, books, Contracts, files and records (including but not limited to tax returns and correspondence with accountants) of Seller and, during such period, shall furnish promptly to Buyer all other information concerning Seller and its business, properties and personnel as Buyer may reasonably request; provided, however, that no investigation or receipt of
                    --------  -------
information pursuant to this Section 6.4 shall qualify any representation or warranty of Seller or Crawley hereunder or the conditions to the obligations of Buyer. In addition to the foregoing, Seller and Crawley shall provide to Buyer all environmental studies and reports pertaining to Seller or the Purchased Assets, and Seller and Crawley acknowledge that Buyer's investigation pursuant to this Section 6.4 may include, without limitation, (i) testing of the soil, groundwater, building components, tanks and other equipment, and (ii) contacting present and potential customers and conducting such due diligence investigation relating to such customer relations as Buyer deems reasonably necessary or appropriate.

     6.5  Acquisition Proposals. Until the earlier of the Closing Date or the
          ---------------------
Termination Date, neither Seller nor Crawley shall, directly or indirectly, through any officer, director, agent, representative (including, without limitation, investment bankers, attorneys and accountants) or otherwise, (i) solicit, initiate or encourage submission of inquiries, proposals or offers from any person, corporation, partnership or other entity or group other than Buyer (a "Third Party"), relating to any acquisition or purchase of all or a portion
    -----------
of the Purchased Assets or any equity interest in Seller; or (ii) participate in any discussions or negotiations regarding, or furnish to any Third Party any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Third Party to do or seek any of the foregoing. Seller and Crawley shall promptly notify Buyer if any such proposal or offer, or any inquiry or contact with any Third Party with respect thereto, is made, and shall in any such notice set forth in reasonable detail the identity of the Third Party and the terms and conditions of such inquiry, proposal or offer.

     6.6  Public Announcements. On or after the date hereof, none of Seller,
          --------------------
Crawley or Buyer shall disclose the terms of this Agreement or the fact that negotiations have or will take place to anyone except those officers, employees and professional advisors who (i) have a need to know such information and (ii) are informed of its confidentiality. If and when the parties agree to make a public disclosure of the transaction, Seller, Crawley and Buyer shall agree as to the content and wording of any such disclosure or press release in a separate writing signed by the parties; provided, however, upon execution of this
                               --------  -------
Agreement Buyer shall be entitled to issue such press releases or make any public statements concerning the Agreement or the transactions contemplated hereby required or advisable under any applicable law or by any governmental authority having jurisdiction over such matters with such content and wording as Buyer shall in its sole discretion deem appropriate.

     6.7  Notification of Certain Matters. Seller and/or Crawley shall give
          -------------------------------
prompt notice to Buyer, and Buyer shall give prompt notice to Seller and Crawley, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such party contained herein to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date; and (ii) any material failure of Seller, Crawley or Buyer, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     6.8  Execution of Additional Documents. Each party hereto will at any time,
          ---------------------------------
and from time to time after the Closing Date, upon request of the other party hereto, execute, acknowledge and deliver, without payment, all such further deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further action, as may be required to carry out or effectuate the intentions and purposes of this Agreement, and to transfer and vest title to any Purchased Asset being transferred hereunder, and to protect the right, title and interest in and enjoyment of all of the Purchased Assets sold, granted, assigned, transferred, delivered and conveyed pursuant hereto; provided,
                                                               --------
however, that this Agreement shall be effective regardless of whether any such
-------
additional documents are executed.

     6.9  Costs and Expenses. Except as otherwise provided herein, all costs and
          ------------------
expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     6.10 Transfer Taxes. Any and all sales, use, transfer, transfer gains or
          --------------
similar Taxes ("Transfer Taxes") which result from the transfer of the Purchased
                --------------
Assets or Assumed Liabilities pursuant to this Agreement shall be borne by Seller and/or Crawley. The parties shall prepare and file any related tax returns required to be filed in connection with the payment of such Transfer Taxes on a timely basis. After the Closing Date, Seller and/or Crawley shall, upon the request of Buyer, promptly reimburse Buyer for any Transfer Taxes or related expenses for which either Seller or Crawley is responsible under this Agreement but which have been paid by Buyer.

     6.11 Cooperation on Tax Matters; Business Records. Buyer, Seller and
          --------------------------------------------
Crawley agree to furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to Seller as is reasonably necessary for the preparation and filing of any return, claim for refund or other required or optional filings relating to Tax matters, for the preparation for and proof of facts during any tax audit, for the preparation for any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters and for the answer to any governmental or regulatory inquiry relating to Tax matters.

     Buyer agrees to retain possession of all accounting, business, financial and Tax records and information (i) relating to Seller's business in existence on the Closing Date transferred to Buyer hereunder and (ii) coming into existence after the Closing Date which relate to Seller's business prior to or on the Closing Date, for the period not to exceed six years from the Closing Date. In addition, from and after the Closing Date, Buyer agrees that it will not unreasonably withhold access by Seller and its attorneys, accountants and other representatives (after reasonable notice and during normal business hours and with reasonable charge), to such personnel, books, records, documents and any or all other information relating to Seller's business as Seller or Crawley may reasonably deem necessary to properly prepare for, file, prove, answer, prosecute and/or defend any such tax return, filing, audit, protest, claim, suit, inquiry or other proceeding. Such access shall include without limitation access to any computerized information retrieval systems relating to Seller's business.

     6.12 Allocation of Total Purchase Price. On or after the Closing Date,
          ----------------------------------
Buyer shall prepare and deliver to Seller an allocation of the Total Purchase Price (as such term is hereinafter defined) and the Assumed Liabilities among the Purchased Assets and the covenant not to compete set forth in Section 6.1.3 of this Agreement (the "Allocation"). The Allocation shall be done in accordance
                        ----------
with Section 1060 of the Code and the Treasury regulations promulgated thereunder and shall be acceptable to Seller. If Seller objects to the Allocation, Seller and Buyer shall promptly consult with each other in an effort to resolve such dispute. If any such point of disagreement cannot be resolved within 15 days of the date of such consultation, such dispute shall be submitted to the Greenville, South Carolina office of KPMG, LLP which shall conduct an appraisal and determine the appropriate Allocation. Such Allocation as determined by the Greenville, South Carolina office of KPMG, LLP shall be binding on the Parties and the fees and expenses payable to such firm in connection with such determination will be borne 50% by Seller and Crawley (jointly and severally) and 50% by Buyer. Neither Buyer nor Seller shall take any position with any Taxing authority that is inconsistent with the Allocation. In the event that any Tax authority disputes the Allocation, Seller or Buyer, as the case may be, shall promptly notify the other party of the nature of such dispute. Buyer also shall allocate any adjustments to the Total Purchase Price in the manner as described in this Section 6.12 and such allocations shall become part of the Allocation. As used herein, the term "Total Purchase Price"
                                                         --------------------
shall mean the Initial Payment, as adjusted, plus the Deposit.
                                             ----

     6.13 Proration of Property Taxes. Ad valorem personal property Taxes and
          ---------------------------
assessments on the Purchased Assets shall be prorated between Buyer and Seller as of the Closing Date. All such prorations shall be allocated so that items relating to time periods ending on or prior to the Closing Date shall be allocated to Seller and items relating to time periods beginning after the Closing Date shall be allocated to Buyer. The amount of all such prorations shall be settled and paid on the Closing Date, provided that final payments with respect to prorations that are not able to be calculated as of the Closing Date shall be calculated and paid as soon as practicable thereafter.

     6.14 Offer of Employment.
          -------------------

          6.14.1 Buyer shall offer employment to individuals who are employees of Seller on the Closing Date, in accordance with Buyer's normal hiring practices. Set forth on Schedule 6.14 hereof is a list of all employees of
                             -------------
     Seller as of the date hereof and their annual rate of Compensation (as such term is hereinafter defined) as of the date hereof. As used herein, the term "Compensation" shall mean all forms of direct and indirect
           ------------
     renumeration and include, without limitation, salaries, commissions, bonuses, securities, property, insurance benefits, personal benefits and contingent forms of renumeration. Seller shall cooperate with all requests made by Buyer for the purpose of facilitating Buyer's hiring of such employees.

     As used herein, "Transferred Employees" shall mean all such employees to
                      ---------------------
     whom employment is offered by Buyer as provided above and who accept employment with Buyer, including without limitation those on medical, disability or other leave of absence, provided that employees on leave shall not be considered Transferred Employees until the date on which each such employee is released by the employee's physician to return to work and the employee actually returns to work. Seller shall be responsible for giving any notices required under the Worker Adjustment and Retraining Notification Act to employees of Seller terminated on or prior to the Closing Date, and who do not immediately become Transferred Employees. Buyer shall permit all Transferred Employees to participate in Buyer's 401(k) plan pursuant to the terms thereof and, in connection therewith, shall credit each Transferred Employee with the number of days such Transferred Employee was employed by Seller for purposes of any length of service requirements under such 401(k) plan. Nothing herein expressed or implied shall confer upon any Transferred Employee or other employee or former employee of Seller or legal representatives thereof, any rights or remedies, including without limitation any right to employment or continued employment for any specified period, of any nature or kind whatsoever, or, except as otherwise provided in this Section 6.14, any right to specific terms or conditions of employment (including rate of pay, fringe benefits or position) under or by reason of this Agreement. The employment of any Transferred Employee or all Transferred Employees may be terminated by Buyer for any reason or for no reason at any time after the Closing Date.

          6.14.2  Unless expressly set forth on Schedule 1.2A attached hereto,
                                                -------------
     Buyer shall not assume, and shall not be deemed to assume, (i) any Plans or any Employment and Labor Agreements or (ii) any liability or obligation with respect to any employee of Seller who does not become a Transferred Employee. Seller shall be responsible for all liabilities and obligations for severance payments or other separation benefits to which any employee may be or become entitled or claim to be entitled as a result of the sale by the Seller of its business, including, without limitation, any termination of such employee's employment with the Seller, any decision of Buyer not to offer such employee employment with Buyer or any change in such employee's compensation, fringe benefit coverage or employment position after the Closing.

     6.15 Guaranty of Receivables. At the Closing, Seller and Crawley shall
          -----------------------
execute and deliver to Buyer a Guaranty in the form attached as Exhibit D hereto
                                                                ---------
(the "Receivables Guaranty"), under the terms of which Seller and Crawley shall,
      --------------------
jointly and severally, unconditionally guarantee that all indebtedness represented by the accounts and notes receivable of Seller as of the Closing Date (net of any allowance for doubtful accounts on the Interim Financial Statements) will be paid by the respective debtors to Buyer. In the event such net indebtedness is not paid within 180 days after the Closing Date, Seller and Crawley shall, jointly and severally, within ten days following receipt from Buyer of notice to such effect make payment to Buyer of an amount in cash equal to the difference between such net indebtedness and the amount collected in respect of such accounts and notes receivable, whereupon Buyer shall promptly assign or cause to be assigned to Seller or Crawley all rights, claims, actions or causes of action which Buyer may have relating to such unpaid receivables. Following the Closing Date, Buyer shall send statements to the account debtors or note makers, write letters and make telephone calls seeking payment. Buyer shall not be obligated to commence a suit to enforce payment of any accounts or notes receivable or undertake any extraordinary collection efforts. If Buyer collects with respect to accounts and notes receivable existing as of the Closing Date an amount in excess of 100% of the amount guaranteed by Seller pursuant to this Section 6.15, Buyer shall remit to Seller the amount of such excess as an addition to the Purchase Price.

     6.16 Use of Name. Seller and Crawley acknowledge that following the Closing
          -----------
Date they will not be entitled to use the name "Carter and Crawley" or any variations or derivations thereof. Accordingly, on the Closing Date, Seller and Crawley shall take all necessary action (including, without limitation, filing appropriate documents with the Secretary of State of the State of South Carolina) to change Seller's name to a name distinguishable from and not confusingly similar to "Carter and Crawley."

7.   Conditions of Closing.
     ---------------------

     7.1  Buyer's Conditions of Closing. The obligation of Buyer to purchase and
          -----------------------------
pay for the Purchased Assets and to assume the specified liabilities and obligations set forth herein shall be subject to and conditioned upon, at Buyer's option, the satisfaction at the Closing of each of the following conditions:

          7.1.1 All representations and warranties of Seller and Crawley contained herein shall be true and correct at and as of the Closing Date with the same effect as though made as of the Closing Date and Seller and Crawley shall have performed all agreements and covenants and satisfied all conditions on its or his part to be performed or satisfied by the Closing Date pursuant to the terms hereof, and Buyer shall have received a certificate of Seller, signed by the President of Seller, and a certificate of Crawley, each dated the Closing Date, to both such effects.

          7.1.2 As of the Closing, there shall have been no material adverse change since the date hereof in the financial condition, business or affairs of Seller and/or the Purchased Assets, and Seller and/or the Purchased Assets shall not have suffered any material loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident or other calamity which substantially affects the value of Seller and/or the Purchased Assets, and Buyer shall have received a certificate of Seller, signed by the President of Seller, and a certificate of Crawley, each dated the Closing Date, to both such effects.

          7.1.3 Seller shall have obtained all authorizations, consents, waivers and approvals as may be required in connection with the assignment of those Contracts to be assigned to Buyer pursuant hereto upon terms acceptable to Buyer in its sole discretion.

          7.1.4 Seller shall have executed and delivered the Bill of Sale, Assignment and Assumption Agreement and such other bills of sale, deeds, instruments of assignment and other appropriate documents as may be requested by Buyer in order to carry out the intentions and purposes hereof.

          7.1.5 Seller, Crawley and the Escrow Agent shall have executed and delivered the Escrow Agreement.

          7.1.6 Seller shall have delivered to Buyer a certificate, dated the Closing Date, of Seller's corporate Secretary certifying:

                 (i) resolutions of its Board of Directors and stockholders approving and adopting this Agreement and all transactions contemplated hereby and authorizing Seller's execution, delivery and performance of this Agreement and all agreements, documents and transactions contemplated hereby; and

                 (ii) the incumbency of its officers executing this Agreement and all agreements and documents contemplated hereby.

          7.1.7 The approval and all consents from third parties and governmental agencies required to consummate the transactions contemplated hereby shall have been obtained (including, without limitation, Bank of America, N.A.).

          7.1.8 No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

          7.1.9 There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on Buyer.

          7.1.10 Buyer shall have received an opinion, dated as of the Closing Date, from Brown, Massey, Evans, McLeod & Haynsworth, P.A., legal counsel for Seller and Crawley, in the form attached hereto as Exhibit E.
                                                            ---------

          7.1.11 Buyer shall have obtained bank or other debt financing from Bank of America, N.A. or other financial institution in an amount sufficient to pay to Seller the consideration for the Purchased Assets and upon such other terms and conditions satisfactory to Buyer in its sole and absolute discretion.

          7.1.12 Seller and Crawley shall have executed and delivered the Receivables Guaranty.

          7.1.13 Each of David R. Stevenson, R. Stanley Crawley, Dennis H. Chasteen, Bobby W. Womack, Jane Zhang, Larry D. Owens and Richard A. Schulz shall have executed and delivered an Employment and Noncompetition Agreement in the form attached hereto as Exhibit F (the "Form of Employment
                                              ---------       ------------------
     Agreement").
     ---------

          7.1.14 Oaks shall have executed and delivered the Commercial Lease Agreement attached hereto as Exhibit G (the "Real Property Agreement").
                                  ---------       -----------------------

          7.1.15 Buyer shall have completed an investigation of the business, contracts, legal documents, assets and financial books and records of the Seller, and Buyer shall be satisfied in its sole and absolute discretion with the results thereof.

     7.2  Seller's Conditions of Closing. The obligation of Seller to sell,
          ------------------------------
grant, convey, assign, transfer and deliver the Purchased Assets shall be subject to and conditioned upon, at Seller's option, the satisfaction at the Closing of each of the following conditions:

          7.2.1 All representations and warranties of Buyer contained herein shall be true and correct at and as of the Closing Date with the same effect as though made as of the Closing Date and Buyer shall have performed all agreements and covenants and satisfied all conditions on its part to be performed or satisfied by the Closing Date pursuant to the terms hereof, and Seller shall have received a certificate of Buyer, signed by an authorized officer of Buyer and dated the Closing Date, to both such effects.

          7.2.2 Seller shall have received the Initial Payment in accordance with Section 2.3 hereof and the Escrow Agent shall have received the Deposit.

          7.2.3 Buyer shall have executed and delivered the Bill of Sale, Assignment and Assumption Agreement.

          7.2.4 Buyer and the Escrow Agent shall have executed and delivered the Escrow Agreement.

          7.2.5 No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

          7.2.6 There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on Seller.

          7.2.7 Seller shall have received an opinion, dated as of the Closing Date, from Kelly, Hart & Hallman, a professional corporation, legal counsel for Buyer, in the form attached hereto as Exhibit H.
                                               ---------

          7.2.8 Buyer shall have executed and delivered the Real Property Agreement.

8.   Termination and Abandonment.
     ---------------------------

     8.1  Reasons for Termination. Anything herein or elsewhere to the contrary
          -----------------------
notwithstanding, this Agreement may be terminated and abandoned at any time after the date hereof but not later than the Closing:

          8.1.1  by the mutual consent of Seller, Crawley and Buyer; or

          8.1.2 by Buyer at any time after November 30, 2001 if, by that date, the conditions set forth in Section 7.1 hereof shall not have been fulfilled or waived; or

          8.1.3 by Seller and Crawley at any time after November 30, 2001 if, by that date, the conditions set forth in Section 7.2 hereof shall not have been fulfilled or waived; or

          8.1.4 by Buyer at any time if any investigation of Seller by Buyer, or any Schedule hereto or any other document delivered to Buyer as contemplated hereby, shall have revealed any facts or circumstances which, in the sole and exclusive judgment of Buyer and regardless of the cause thereof, reflect in an adverse way on Seller's and/or the Purchased Assets' financial condition, assets, liabilities (absolute, contingent or otherwise), revenues, business, operations or prospects; or

          8.1.5 by Buyer at any time if there has been a material adverse change in the business, financial condition, or results of operations of Seller and/or the Purchased Assets after the date hereof (including, without limitation, any material change in Seller's net working capital); or

          8.1.6 by Buyer at any time if there has been a material breach of any representation or warranty made Seller or Crawley herein or in any certificate or other document delivered pursuant hereto or if there has been any failure by Seller or Crawley to perform in all material respects all obligations or to comply with all covenants on Seller's or Crawley's part to be performed hereunder.

     8.2  Procedure Upon and Effect of Termination. In the event of any
          ----------------------------------------
termination and abandonment pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given to the other parties and the transactions contemplated hereby shall thereupon be terminated and abandoned, without further action by Buyer, Seller or Crawley and there shall be no liability on the part of Buyer, Seller or Crawley or any of their respective partners, officers, directors or shareholders, except for the material breach of any representation, warranty or covenant contained herein that is within the control of the party in breach.

9.   Miscellaneous.
     -------------

     9.1  Notices. Any notice, consent, approval, request, demand, declaration
          -------
or other communication required hereunder shall be in writing to be effective and shall be given and shall be deemed to have been given if (i) delivered in person with receipt acknowledged, (ii) telexed or telecopied and electronically confirmed, (iii) deposited in the custody of a nationally recognized overnight courier for next day delivery, or (iv) placed in the federal mail, postage prepaid, certified or registered mail, return receipt requested, in each case addressed as follows:

     If to Buyer:

          Crawley Acquisition, Inc.
          c/o AZZ incorporated
          400 North Tarrant
          Crowley, Texas 76036
          Attention:  David H. Dingus, Chief Executive Officer
          Facsimile #: 817/297-4621
          Confirming #: 817/297-4361

     Copy to:

          F. Richard Bernasek, Esq.
          Kelly, Hart & Hallman (a professional corporation)
          201 Main Street
          Suite 2500
          Fort Worth, Texas 76102
          Facsimile #: 817/878-9280
          Confirming #: 817/878-3509

     If to Seller or Crawley:

          Ralph S. Crawley
          750 Knollwood Drive
          Greenville, SC 29607
          Facsimile #:_________________
          Confirming #: 864/288-7917

     Copy to:

          C. Vince Brown
          Brown, Massey, Evans,
           McLeod & Haysworth, P.A.
          106 Williams Street, P. O. Box 2464
          Greenville, South Carolina 29602
          Facsimile #: 864-242-6469
          Confirming #: 864-271-7424

or at such other address as may be substituted by giving the other parties not fewer than five business days' advance written notice of such change of address in accordance with the provisions hereof. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly served, delivered and received on the date on which personally delivered with receipt acknowledged or telecopied or telexed and electronically confirmed, or 48 hours after being deposited into the custody of a nationally recognized overnight courier for next day delivery, or five business days after the same shall have been placed in the federal mail as aforesaid. Failure or delay in delivering copies of any consent, notice, demand, request, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     9.2  Binding Effect; Benefits. This Agreement shall be binding upon and
          ------------------------
shall inure to the benefit of the parties and their respective successors and permitted assigns. Notwithstanding anything contained herein to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person (other than the parties hereto, the Buyer Indemnitees (but only with respect to Section 5 hereof), or their respective successors and permitted assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.3  Entire Agreement. This Agreement, together with the Exhibits,
          ----------------
Schedules and other agreements and documents contemplated hereby, constitutes the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms. Except as specifically included or referred to herein, this Agreement and the Exhibits, Schedules and other agreements and documents contemplated hereby supersede all prior understandings, negotiations and agreements concerning the matters specified herein. Any representations, promises, warranties or statements made by any party that differ in any way from the terms of this written Agreement, and the Exhibits, Schedules and other agreements and documents contemplated hereby, shall be given no force or effect (except as specifically included or referred to herein). The parties specifically represent, each to the others, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification or amendment of any provision hereof shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     9.4  Governing Law. THIS AGREEMENT, AND ALL QUESTIONS RELATING TO ITS
          -------------
VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT (INCLUDING, WITHOUT LIMITATION, PROVISIONS CONCERNING LIMITATIONS OF ACTION), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF SOUTH CAROLINA (EXCLUSIVE OF THE CONFLICT OF LAW PROVISIONS THEREOF) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

     9.5  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each party execute the same counterpart, so long as identical counterparts are executed by all parties. Executed signature pages to any counterpart instrument may be detached and affixed to a single counterpart, which single counterpart with multiple signature pages affixed thereto constitutes an original counterpart instrument. All such counterpart signature pages shall be read as though one and they shall have the same force and effect as if all of the parties had executed a single signature page.

     9.6  Headings. Headings of the Sections of this Agreement are for the
          --------
convenience of reference only, and shall be given no substantive or interpretive effect whatsoever.

     9.7  Waivers. Any party may, by written notice to the other parties, (i)
          -------
extend the time for the performance of any of the obligations or other actions of the other parties hereunder; (ii) waive any inaccuracies in the representations or warranties of the other parties contained herein or in any other agreement or document delivered pursuant hereto; (iii) waive compliance with any of the conditions or covenants of the other parties contained herein; or (iv) waive performance of any of the obligations of the other parties hereunder. Except as provided in the preceding sentence, no action taken pursuant hereto, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. No failure or delay on the part of any party in exercising any right, privilege, power or remedy under this Agreement, and no course of dealing among the parties, shall operate as a waiver of such right, privilege, power or remedy; nor shall any single or partial waiver or exercise of any right, privilege, power or remedy under this Agreement preclude any other or further exercise of such right, privilege, power or remedy, or the exercise of any other right, privilege, power or remedy. No notice or demand on any party in any case shall entitle such party to any other or future notice or demand in any similar or other circumstances or constitute a waiver of the right of the party giving such notice or making such demand to take any other or future action in any circumstances without notice or demand.

     9.8  Merger of Documents. This Agreement and all agreements and documents
          -------------------
contemplated hereby constitute one agreement and are interdependent upon each other in all respects.

     9.9  Incorporation of Exhibits and Schedules. All Exhibits and Schedules
          ---------------------------------------
attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     9.10 Severability. If for any reason whatsoever, any one or more of the
          ------------
provisions hereof shall be held or deemed to be illegal, inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision illegal, inoperative, unenforceable or invalid in any other case or of rendering any of the other provisions hereof illegal, inoperative, unenforceable or invalid. Furthermore, in lieu of each illegal, invalid, unenforceable or inoperative provision, there shall be added automatically, as part of this Agreement, a provision similar in terms of such illegal, invalid, unenforceable or inoperative provision as may be possible and as shall be legal, valid, enforceable and operative.

     9.11 Assignability. Neither this Agreement nor any of the parties' rights
          -------------
hereunder may be assigned or otherwise transferred by any party without the prior written consent of the other parties; provided, however, that Buyer's or
                                            --------  -------
its successors' or assigns' rights hereunder may be assigned or otherwise transferred, in whole or in part, without any other party's consent (i) to any successor by merger or consolidation, (ii) to any bank or other financial institution, or to any individual, partnership, corporation or other entity, providing any financing to Buyer, its successors or assigns, or (iii) to any individual, partnership, corporation or other entity deriving title from Buyer, or its successors or assigns, to all or substantially all of the Purchased Assets as constituted on the date of any such transfer. No assignment or other transfer permitted by this Section 9.11 shall operate as a release of the assignor's obligations or liabilities hereunder, and the assignor shall remain liable hereunder notwithstanding such assignment or other transfer. In the event of any assignment or other transfer permitted by this Section 9.11, an instrument of assignment shall be executed by the assignee and shall expressly state that the assignee assumes all of the applicable obligations and liabilities of the assignor contained herein.

     9.12 Drafting. The parties acknowledge and confirm that each of their
          --------
respective attorneys have participated jointly in the review and revision of this Agreement and that it has not been written solely by counsel for one party. The parties therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against another.

     9.13 References. The use of the words "hereof," "herein," "hereunder,"
          ----------
"herewith," "hereto," "hereby," and words of similar import shall refer to this entire Agreement, and not to any particular article, section, subsection, clause, or paragraph of this Agreement, unless the context clearly indicates otherwise.

     9.14 Calendar Days, Weeks and Months. Unless otherwise, specified herein,
          -------------------------------
any reference to "day," "week," or "month" herein shall mean a calendar day, week or month.

     9.15 Gender; Plural and Singular. Where the context clearly indicates
          ---------------------------
otherwise, the singular shall include the plural and vice versa. Whenever the masculine, feminine or neuter gender is used inappropriately in this Agreement, this Agreement shall be read as if the appropriate gender had been used.

     9.16 Cumulative Rights. All rights and remedies specified herein are
          -----------------
cumulative and are in addition to, not in limitation of, any rights or remedies the parties may have at law, in equity, or otherwise, and all such rights and remedies may be exercised singularly or concurrently.

     9.17 No Implied Covenants. Each party, against the other, waives and
          --------------------
relinquishes any right to assert, either as a claim or as a defense, that the other party is bound to perform or liable for the nonperformance of any implied covenant or implied duty or implied obligation.

     9.18 Attorneys' Fees. The prevailing party in any dispute between the
          ---------------
parties arising out of the interpretation, application or enforcement of any provision hereof shall be entitled to recover all of its reasonable attorney's fees and costs whether suit be filed or not, including without limitation costs and attorneys' fees related to or arising out of any trial or appellate proceedings.

     9.19 Indirect Action. Where any provision hereof refers to action to be
          ---------------
taken by any person or party, or which such person or party is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such person or party.

             [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year hereinabove first set forth.


                                       BUYER:

                                       CRAWLEY ACQUISITION, INC.

                                       By: /s/ Dana Perry
                                           -------------------------------------
                                       Name: Dana Perry
                                             -----------------------------------
                                       Title: Secretary
                                              ----------------------------------


                                       SELLER:

                                       CARTER AND CRAWLEY, INC.



                                       By: /s/ Ralph S. Crawley
                                           -------------------------------------
                                       Name: Ralph S. Crawley
                                             -----------------------------------
                                       Title: President
                                              ----------------------------------


                                       CRAWLEY:


                                       /s/ Ralph S. Crawley
                                       -----------------------------------------
                                       Ralph S. Crawley

Agreement                                                                   1
Allocation                                                                 31
Assumed Liabilities                                                         4
Audited Financial Statements                                                9

Balance Sheet Date                                                         12
Bill of Sale, Assignment and Assumption Agreement                           3
Business Property Licenses                                                 14
Business Property Rights                                                   14
Buyer                                                                       1
Buyer Indemnifiable Claims                                                 22
Buyer Indemnitee                                                           22

CERCLA                                                                      6
CERCLIS                                                                    19
Claim                                                                      24
Closing                                                                    11
Closing Date                                                               11
COBRA                                                                       6
Code                                                                        7
Compensation                                                               31
Contracts                                                                   2
control                                                                    22
controlled                                                                 22
controlling                                                                22
Crawley                                                                     1
Customer                                                                   25

Deposit                                                                     8

Employee Policies and Procedures                                           18
Employment and Labor Agreements                                            17
Encumbrance                                                                12
Environmental Condition                                                     6
Environmental Laws                                                          7
ERISA                                                                       7
ERISA Affiliate                                                            18
Escrow Agent                                                                8
Escrow Agreement                                                            8
Escrow Fund                                                                 9
Excluded Assets                                                             3
Excluded Liabilities                                                        5

Financial Statements                                                       12
Form of Employment Agreement                                               35

Hazardous Material                                                          7

Indemnified Party                                                      23, 24
Indemnifying Party                                                     23, 24
Initial Payment                                                             8
Interim Financial Statements                                               12

Licenses and Permits                                                       16
Losses                                                                     22

Net Book Value                                                              8
Net Book Value Statement                                                    8
NLRB                                                                        5
Noncompetition Consideration                                                9

Oaks                                                                        3

Plans                                                                      18
Purchased Assets                                                            1

Real Property Agreement                                                    35
Receivables Guaranty                                                       32
Release                                                                     7

Seller                                                                      1
Seller Indemnifiable Claims                                                21
Supplemental Financial Statements                                           9

Tax                                                                         7
Taxes                                                                       7
Termination Date                                                           27
Third Party                                                                29
Third Party Claim                                                          24
Transfer Taxes                                                             30
Transferred Employees                                                      32

Vendor                                                                     25

Year End Financial Statements                                               9

                                       2